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                                                                    EXHIBIT 10.3


                          LOAN AND SECURITY AGREEMENT

         LOAN AND SECURITY AGREEMENT dated September 30, 1999, between BANKBOSTON, N.A., a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110, as agent (the "Agent"), BANKBOSTON, N.A. and various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and SILVERLEAF RESORTS, INC., a Texas corporation with a principal place of business in Dallas, Texas (the "Borrower").

         This Loan and Security Agreement, the $15,000,000 BankBoston Note, the $15,000,000 Liberty Note, the Servicing Agreement, the Lock-Box Agreement, the Subordination Agreements, the Financing Statements, all as defined herein, and all other documents and instruments executed in connection with this Agreement, are collectively referred to as the "Loan Documents".

         The Lenders as of the date of this Agreement are BankBoston, N.A. and other institutions listed on Schedule 1 attached hereto.

                              PRELIMINARY STATEMENT

         This Loan and Security Agreement sets forth the terms on which the Lenders will loan to the Borrower from time to time up to $30,000,000 (the "Loans") for the purpose of financing timeshare receivables at the Borrower's time share projects described herein.

                                    AGREEMENT

         IT IS THEREFORE AGREED AS FOLLOWS:

         1. DEFINED TERMS. In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated in this Section
1. The singular shall include the plural and the masculine gender shall include the feminine and neuter and vice-versa as the context requires. Accounting terms used herein shall be given their customary meaning in accordance with generally accepted accounting principles, unless such terms are otherwise defined herein. Terms defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts (the "UCC") shall be used herein as defined therein, unless such terms are otherwise defined herein.

                  1.1 "Assignee Lender" shall have the meaning provided in
Section 12.7.1. herein.

                  1.2 "Association" shall mean with respect to each Eligible Project, the corporation or other organization of owners of Timeshare Interests which has responsibility for managing and administering the Eligible Project's facilities, time share program and reservation systems.

                  1.3 "Authorized Officer" shall mean an officer of the Borrower who has been duly authorized by Borrower to execute and deliver to the Agent Borrowing Base Certificates and other certificates, each of whom is listed on
Schedule 1.3 attached hereto, as such schedule may be amended by the Borrower from time to time.




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                  1.4 "Availability Fee" shall have the meaning provided in
Section 2.12 herein.

                  1.5 "Borrower's Account" shall have the meaning provided in
Section 2.2 herein.

                  1.6 "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit 1.6 attached hereto or in such form as shall be acceptable to the Agent and certifying (a) the Receivables Loan Borrowing Base, (b) that all loans constituting Consumer Loan Collateral are not in default; and (c) that the Borrower knows of no defenses assertable against any loans constituting Consumer Loan Collateral.

                  1.7 "Borrowing Period" shall have the meaning provided in
Section 2.8 herein.

                  1.8 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  1.9 "Collateral" shall mean the Personal Collateral and any other collateral pledged by the Borrower hereunder from time to time.

                  1.10 "Commitment Fee" shall have the meaning provided in
Section 2.11 herein.

                  1.11 "Consolidated Interest Expense" shall mean, with reference to any period, all interest charges (excluding amortization of debt discount and expense and imputed interest on capitalized lease obligations) for such period, determined on a consolidated basis for the Borrower and its Subsidiaries, if any, in accordance with generally accepted accounting principles consistently applied.

                  1.12 "Consolidated Net Income" for any period shall mean the net income of the Borrower and its Subsidiaries, if any, for such period as computed on a consolidated basis in accordance with generally accepted accounting principles consistently applied, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for taxes on or measured by income, but excluding any extraordinary profits or losses and also excluding any taxes on such extraordinary profit or loss.

                  1.13 "Consumer Loan Collateral" shall have the meaning provided in Section 4.1.1 herein.

                  1.14 "Consumer Loan Cover Sheet" shall mean a document prepared by the Borrower and executed by an Authorized Officer of the Borrower indicating the outstanding principal amount of such consumer loan and certifying that (a) attached to such cover sheet are the Required Consumer Loan Documents,
(b) all submitted documents are consistent as to borrower name, property address, loan amount, interest rate and loan term, (c) the note evidencing such loan bears an original signature or signatures which appear to be those of the maker or makers, (d) except for endorsements to the Borrower or the Agent or in blank, none of the documents contain any irregular writings which appear to affect the validity thereof, and (e) the loan has all of the characteristics of an Eligible Consumer Loan. The Borrower shall be entitled to deliver a Consumer Loan Cover Sheet or Sheets relating to multiple consumer loans.




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                  1.15 "Delinquent Lender" shall have the meaning provided in
Section 11.12 herein.

                  1.16 "EBITDA" shall mean, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income in respect of (i) Consolidated Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all charges for depreciation of fixed assets and amortization or organizational and financing costs for such period, determined in each case on a consolidated basis for the Borrower and its Subsidiaries, if any, in accordance with generally accepted accounting principles consistently applied.

                  1.17 "Eligible Consumer Loan Amount" shall mean the aggregate principal amount outstanding from time to time of all Eligible Consumer Loans pledged as Collateral.

                  1.18 "Eligible Consumer Loan" shall mean a loan to a consumer borrower with all of the following characteristics:

                       1.18.1 The loan shall be made to a resident of the United States (or a resident of Canada; provided that the outstanding principal amount of all of the Eligible Consumer Loans pledged as Collateral made to residents of Canada shall not at any one time exceed 5% of the outstanding principal amount of all Eligible Consumer Loans pledged as Collateral) who is the occupant or owner of the collateral securing such loan and who was competent to contract at the time they executed the documents in connection with such loans, shall be payable in U.S. dollars, and shall be in accordance with the Borrower's general underwriting criteria;

                       1.18.2 The loan shall have the following terms:

                              1.18.2.1 An original term not to exceed 96 months;
provided that at any one time up to 10% of the outstanding principal amount of the Eligible Consumer Loans pledged as Collateral may have an original term in excess of 96 months but not more than 120 months.

                              1.18.2.2 A downpayment of not less than 10% of the
sales price (not including closing costs, broker's commission, and prior to any discounts), which sales price shall be payable in equal monthly installments of principal and interest, with the first installment due and payable not more than 45 days after the date of the promissory note.

                              1.18.2.3 An interest rate no less than 12.5% per
annum; provided that at any one time up to 20% of the outstanding principal amount of Eligible Consumer Loans pledged as Collateral shall have an interest rate of no less than 10% per annum.

                       1.18.3 All applicable recision or cancellation periods relating to such consumer loan shall have expired;

                       1.18.4 The collateral securing such loan shall be interests in Units (a) acceptable to the Agent, (b) constructed in compliance with all applicable laws and regulations, served by utilities necessary for their intended use, furnished and ready for occupancy, (c) for





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which a valid certificate of occupancy or equivalent has been issued by appropriate Governmental Authorities or for which no certificate of occupancy or equivalent is required by appropriate Governmental Authorities, and (d) duly admitted to the provisions of the applicable Timeshare Instruments;

                       1.18.5 The loan shall be secured by a valid perfected first priority mortgage or deed of trust on a Timeshare Interest (or in the case of an Oak N' Spruce Beneficial Interest, a valid perfected first priority security interest), subject only to (a) liens for taxes not yet due and payable, and (b) Permitted Encumbrances and other easements, restrictions and encumbrances acceptable to the Agent which do not represent liens securing monies owed or claimed and which do not materially affect the value of the collateral for such loan;

                       1.18.6 If pledged to the Agent as Consumer Loan Collateral, the pledge by the Borrower to the Agent of such loan and related rights is effective to grant to the Agent a first priority security interest in such loan and related rights free and clear of any liens or claims of any other person;

                       1.18.7 All agreements in connection with such loan are the legal, valid and binding obligations of the consumer borrower, in full force and effect and enforceable in accordance with their terms, with no claim of defense, setoff or counterclaim asserted by the consumer borrower;

                       1.18.8 The loan complies in all respects with all requirements of all applicable state and federal law, including, without limitation, state laws and regulations governing sales of time shares, applicable usury limitations, real estate settlement procedures, the Securities Act of 1933, the Securities Exchange Act of 1934, the Interstate Land Sales Full Disclosure Act, the Federal Trade Commission Act, the Consumer Credit Protection Act of 1968, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Fair Housing Act, the Consumer Leasing Act of 1976, the Equal Credit Opportunity Act, the Truth in Lending Act, the Flood Disaster Prevention Act of 1973, the applicable Timeshare Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

                       1.18.9 (a) No payments shall be more than 29 days late and no other defaults shall have occurred with respect to such loan and the documents related thereto or (b) (i) defaults shall have occurred, (ii) the consumer borrower has entered into a payment plan accepted by the payee of the note, (iii) the first payment under such payment plan shall have been timely made and no other payments under the payment plan shall be more than 29 days late and no other defaults shall have occurred with respect to such loan since the payment plan, and (iv) there shall have been no more than two revised payment plans during the term of the loan or (c) (i) a default shall have occurred, (ii) a replacement consumer borrower shall have agreed to assume the obligations under the loan, (iii) the replacement borrower shall have paid at least 10% of the sales price of the Timeshare Interest, (iv) the first payment by such replacement borrower shall have been timely made and no other payments shall be more than 29 days late and no other defaults shall have occurred with respect to such loan after the assumption of such loan by the replacement borrower, and (v) there shall have been no more than two replacement borrowers during the term of the Loan.




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                       1.18.10 The loan represents the balance of the sales
price of a Timeshare Interest and the purchaser of such Timeshare Interest is not, and no payment of a sum due under the loan has been made by, an officer, director, agent, employee, principal, broker, creditor (or relative thereof) of any other entity or person related to or an affiliate of the Borrower.

                       1.18.11 The Borrower has no knowledge or notice of any of the following conditions existing or in connection with the collateral securing such loan: hazardous wastes or hazardous substances prohibited by applicable law or regulation, asbestos or urea formaldehyde insulation, or any release of any of the foregoing prohibited by any Environmental Regulations or any applicable law or regulation;

                       1.18.12 Any prior mortgages or deeds of trust or security interests on the collateral securing such loan shall be released of record and the loan or any rights thereto shall not be affected by or subject to any escrow for presales or otherwise;

                       1.18.13 The consumer borrower is a member of the applicable Association;

                       1.18.14 In connection with each such loan pledged as Consumer Loan Collateral, the Borrower shall have delivered the Required Consumer Loan Documents;

                       1.18.15 In connection with any consumer loan for which the most recent six consecutive monthly payments have not been timely made, no consumer borrower obligated as payor shall have (i) a bankruptcy filing or equivalent within two years prior to the pledge of such consumer loan, (ii) unpaid judgments and/or liens; and

                       1.18.16 Such other characteristics as the Agent may require from time to time.

                 1.19 "Eligible Projects" shall mean those timeshare resorts owned by the Borrower listed on Schedule 1.19 attached hereto, as such schedule may be amended from time to time by the Borrower and the Agent.

                 1.20 "Employee Benefit Plan" shall mean any employee benefit plan within the meaning of Section 3(d) of ERISA maintained or contributed to by any of the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

                 1.21 "Environmental Regulations" shall have the meaning provided in Section 5.17 herein.

                 1.22 "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

                 1.23 "ERISA Affiliate" shall mean any person which is treated as a single employer with the Borrower under Section 414(c) of the Code.




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                 1.24 "ERISA Reportable Event" shall mean a reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

                 1.25 "Event of Default" shall have the meaning provided in
Section 9 herein.

                 1.26 "$15,000,000 BankBoston Note" shall have the meaning provided in Section 2.1 herein.

                 1.27 "$15,000,000 Liberty Note" shall have the meaning provided in Section 2.1 herein.

                 1.28 "Financial Statements" shall have the meaning provided in
Section 6.1.8 herein.

                 1.29 "Financing Statements" shall have the meaning provided in
Section 4.5 herein.

                 1.30 "Governmental Authority" shall mean the United States of America, the State where the Eligible Project is located, any political subdivision thereof, the County of and the City or Town where the Eligible Project is located, and any agency, authority, department, commission, board, bureau, or instrumentality of any of them.

                 1.31 "Guaranteed Pension Plan" shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by any of the Borrower or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

                 1.32 "Indebtedness" shall have the meaning provided in Section
4.1 herein.

                 1.33 "Individual Commitment" shall mean the amount of the Loans each Lender shall commit to lend to the Borrower pursuant to this Agreement, as provided in Schedule 1, as amended from time to time.

                 1.34 "Interest Coverage Ratio" shall have the meaning provided in Section 6.17 herein.

                 1.35 "Lender's Percentage" shall mean the ratio of each Lender's Individual Commitment to the Total Commitment from time to time.

                 1.36 "Lock Box Agent" shall have the meaning provided in
Section 4.3.2 herein.

                 1.37 "Lock Box Agreement" shall have the meaning provided in
Section 4.3.2 herein, as such agreement may be amended from time to time.

                 1.38 "Management Agreement" shall mean (1), with respect to the following Eligible Projects: Holly Lake Resort, Piney Shores Resort, The Villages (including Lake O' The







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Woods), Hill County Resort, Seaside Resort, Ozark Mountain Resort, Holiday Hills
Resort, Timber Creek Resort, Fox River Resort, Oak N' Spruce Resort, Apple Mountain Resort and Beech Mountain Resort, that certain Management Agreement by and between Silverleaf Club (f/k/a Master Club, f/k/a Master Endless Escape
Club) and Borrower dated May 28, 1990, as amended through Eighth Amendment dated March 9, 1999, as such agreement may be amended from time to time, and (2), with respect to the following resorts managed by the Borrower: Alpine Bay (including Capricorn Complex, Dogwood Hills and The Pines), Hickory Hills Resort, Quail Hollow Village at Beech Mountain Lakes, Treasure Lake Resort (including Silverwoods and Wolf Run Manor), Foxwood Hills Resort (including Kinston Manor and Villas at Foxwood Hills), Tansi Resort (including Hiawatha Manor, Hiawatha Manor I, and Hiawatha Manor West) and Westwind Manor Resort, each of the management agreements between the Association for the resort and the developer of the resort in each case, assigned to Borrower pursuant to a Bill of Sale and Blanket Assignment dated May 28, 1998.

                 1.39 "Marketing Ratio" shall have the meaning provided in
Section 6.18 herein.

                 1.40 "Maturity Date" shall mean September 30, 2006.

                 1.41 "Multiemployer Plan" shall mean any Multiemployer Plan within the meaning of Section 3(37) of ERISA maintained or contributed to by any of the Borrower or any ERISA Affiliate.

                 1.42 "Notes" shall mean the $15,000,000 BankBoston Note, the $15,000,000 Liberty Note, and any replacement note issued in exchange for the $15,000,000 BankBoston Note or the $15,000,000 Liberty Note from time to time.

                 1.43 "Notice to Maker" shall have the meaning provided in
Section 1.54.6 herein.

                 1.44 "Oak N' Spruce Resort" shall mean the Borrower's project in Lee, Massachusetts.

                 1.45 "Oak N' Spruce Beneficial Interest" shall mean use rights and interests of a purchaser under a Certificate as defined in the Oak N' Spruce Resort Declaration of Trust.

                 1.46 "Oak N' Spruce Resort Declaration of Trust" shall mean that certain Amended and Restated Declaration of Trust of Oak N' Spruce Resort dated January 6, 1998, and recorded inn Book 1587, Page 179, in the Berkshire Middle District Registry of Deeds, as amended by Amendment to the Amended and Restated Declaration of Oak N' Spruce Resort Trust dated July 9, 1998 and recorded with the Berkshire Middle District Registry of Deeds in Book 1612, Page 588, by Second Amendment to the Amended and Restated Declaration of Trust of Oak N' Spruce Resort Trust dated November 13, 1998 and recorded with the Berkshire Middle District Registry of Deeds in Book 1631, Page 831 and by Third Amendment to the Amended and Restated Declaration of Oak N' Spruce Resort Trust dated April 15, 1999 and recorded with the Berkshire Middle District Registry of Deeds in Book 1658, Page 506.

                 1.47 "PBGC" shall mean the Pension Benefit Guaranty Corporation created by Section 4002 of ERISA or any successor entity or entities having similar responsibilities.




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                 1.48 "Permitted Encumbrances" shall mean with respect to each
Eligible Project those easements, restrictions and encumbrances identified on
Schedule 1.48 attached hereto.

                 1.49 "Personal Collateral" shall have the meaning provided in
Section 4.1 herein.

                 1.50 "Receivables Loan Advance" shall mean an advance on the Loans.

                 1.51 "Receivables Loan Amount" shall mean the aggregate amount of Receivables Loan Advances outstanding from time to time.

                 1.52 "Receivables Loan Borrowing Base" shall mean at any time 85% of the Eligible Consumer Loan Amount.

                 1.53 "Related Rights" shall have the meaning provided in
Section 4.1.2 herein.

                 1.54 "Repurchase Obligation" shall have the meaning provided in
Section 2.7 herein.

                 1.55 "Requirements" shall mean any law, ordinance, code, order, rule or regulation of any Governmental Authority relating in any way to the acquisition and ownership of any Eligible Project, the construction of any Eligible Project, or the use, occupancy and operation of the Eligible Project following the completion of construction, including the Timeshare Act, and laws, ordinances, rules or regulations relating to time-shares, subdivision control, zoning, building, use and occupancy, fire prevention, health, safety, sanitation, handicapped access, historic preservation and protection, tidelands, wetlands, flood control, access and earth removal, and all Environmental Regulations.

                 1.56 "Required Consumer Loan Documents" shall mean with respect to each loan included within Consumer Loan Collateral, the following:

                      1.56.1 Original promissory note payable to the Borrower or endorsed to the order of the Borrower, and endorsed in blank by an Authorized Officer of the Borrower;

                      1.56.2 (a) The original or copy time-stamped by the appropriate recording office of the recorded mortgage or deed of trust securing the note referred to in Section 1.56.1, and original or copy time-stamped by appropriate recording office of all amendments and assignments of such mortgage or deed of trust showing an unbroken chain of title from the originator to the Borrower or (b), in the case of a loan secured by an assignment of an Oak N' Spruce Beneficial Interest, (i) original or copy time stamped by the appropriate recording office of an assignment of beneficial interest securing the note referred to in Section 1.56.1, and original or copy time stamped by the appropriate recording office of all amendments and assignments of such assignment of beneficial interest showing an unbroken chain of title from the originator to the Borrower, and (ii) evidence satisfactory to the Agent of the perfection of the Borrower's security interest in the Oak N' Spruce Beneficial Interest.





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                       1.56.3 (a) Original or copy time stamped by the
appropriate recording office of the recorded assignment to the Agent of the mortgage or deed of trust referred to in Section 1.56.2 or (b), in the case of a loan secured by an assignment of an Oak N' Spruce Beneficial Interest, (i) original or copy time stamped by the appropriate recording office of an assignment to the Agent of the assignment of beneficial interest referred to in
Section 1.56.2(b) and (ii) evidence satisfactory to the Agent of the perfection of the Agent's security interest in the assignment of beneficial interest.

                       1.56.4 Original credit application and right of recision notices, if applicable, credit report, purchase contract containing truth in lending disclosure statement, good faith estimate of settlement costs (if any), and HUD-1 settlement statement.

                       1.56.5 (a) Copy of deed to consumer borrower with evidence of recording in the appropriate recording office or (b), in the case of a loan secured by an assignment of an Oak N' Spruce Beneficial Interest, a certificate of beneficial interest in favor of the consumer borrower with evidence of recording in the appropriate recording office.

                       1.56.6 Copy of notice to consumer borrower that payments shall be made to the Servicer;

                       1.56.7 Original notice to consumer borrower signed by payee of note that payments shall be made to the Agent or its designee ("Notice to Maker");

                       1.56.8 Receipt for timeshare documents, servicing disclosure statement and acknowledgement of representations.

                       1.56.9 All guaranties, if any, for the payment of such consumer loan, and if the borrower shall be a corporate, partnership or limited liability company entity, all resolutions and authorizations to evidence authority to enter into the transaction.

                       1.56.10 If requested by the Agent in connection with each such loan which has at any time been subject to any security interest, pledge or hypothecation for the benefit of any person, a certification or release by the former secured party in form acceptable to the Agent that such security interest has been released;

                       1.56.11 Consumer Loan Cover Sheet; and

                       1.56.12 Other documents required by the Agent from time to time.

                 1.57 "Required Lenders" shall mean at any time (a) Lenders holding at least 66 2/3% of the then outstanding principal amount of the Notes, and (b) at any time when there are two or more Lenders, at least two Lenders.

                 1.58 "Servicer" shall have the meaning provided in Section
4.3.1 herein.

                 1.59 "Servicing Agreement" shall have the meaning provided in
Section 4.3.1 herein, as such agreement may be amended from time to time.





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                 1.60 "Silverleaf Club" shall mean Silverleaf Club, a Texas non-profit corporation, a master association to which each Association belongs.

                 1.61 "Subordinated Debt" shall mean all indebtedness from the Borrower identified on Schedule 1.61 attached hereto, in each case subordinated to the Loans in a manner satisfactory to the Agent.

                 1.62 "Subordinated Shareholder Debt" shall mean all indebtedness identified on Schedule 1.62 attached hereto and any indebtedness from the Borrower to any shareholder or member of the Borrower from time to time.

                 1.63 "Subordination Agreements" shall have the meaning provided in Section 6.19 herein.

                 1.64 "Subsidiary" shall mean any corporation or other entity of which more than fifty percent (50%) of the outstanding voting stock or comparable equity interests (including interests as a limited partner in a limited partnership) is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries.

                 1.65 "Tangible Capital Funds" shall mean at any time the sum of
(a) Tangible Net worth plus (b) the principal amount outstanding of Subordinated Debt.

                 1.66 "Tangible Net Worth" shall mean net worth as reflected on the Borrower's Financial Statements, excluding goodwill and all intangibles.

                 1.67 "Timeshare Act" shall mean with respect to each Eligible Project, the statutes and regulations related to timeshare development and sales of the jurisdiction where such Eligible Project is located, as they may be amended from time to time.

                 1.68 "Timeshare Interest" shall be (a) as defined in the Timeshare Instruments for each Eligible Project, consisting of an undivided interest in a Unit at the Eligible Project as tenant-in-common, together with the right to make use of any and all easements appurtenant thereto, the non-exclusive right to use the common areas and amenities, and the exclusive right to use and occupy any Unit and the common furnishings therein for a use period for which such rights to use have been properly reserved or (b) with respect to Oak N' Spruce Resort, an Oak N' Spruce Beneficial Interest.

                 1.69 "Timeshare Instruments" shall mean with respect to each Eligible Project the documents pursuant to which the Project shall be submitted to a timeshare form of ownership and registered with appropriate Governmental Authorities.

                 1.70 "Title Policy" shall have the meaning provided in Section
6.4.7 herein.

                 1.71 "Total Commitment" shall mean the aggregate of each Lender's Individual Commitments, which shall equal $30,000,000.





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                 1.72 "Unit" shall mean each of the units at one of the Eligible
Projects designated for timeshare interval ownership in the respective Timeshare Instruments.

                 1.73 "Year 2000 Compliant" shall have the meaning provided in
Section 12.18 herein.

         2. TERMS OF THE LOANS.

                 2.1 The Notes. Simultaneously with the execution of this Agreement, the Borrower is executing a Revolving Line of Credit Promissory Note payable to BankBoston, N.A. in the original principal amount of up to $15,000,000 (the "$15,000,000 BankBoston Note"). Simultaneously with the execution of this Agreement, the Borrower is executing a Revolving Line of Credit Promissory Note payable to Liberty Bank in the original principal amount of up to $15,000,000 (the "$15,000,000 Liberty Note").

                 2.2 Borrower's Account. The Borrower shall establish a collection account with the Agent, Account No. 05700556 (the "Borrower's Account"). The Borrower shall ensure that all payments and proceeds from the Consumer Loan Collateral from time to time shall be paid into the Borrower's Account. All payments into the Borrower's Account shall be applied first to the payment of any fees, expenses, or past due amounts owing by the Borrower to the Agent or the Lenders in connection with the Loans, second to interest accrued on the unpaid principal balance of the Loans through the last day of the calendar month last ended, third to the principal balance of the Loans, and fourth to all other Indebtedness then outstanding. For any Loans for which the Borrower has selected the Adjusted Eurodollar Rate (as defined in the Note), any principal payments shall be retained in the Collection Account, and shall be applied to reduce the Loans only at the end of an Interest Period (as defined in the Notes).

                 2.3 Advances. The Borrower shall request advances from time to time in a manner acceptable to the Borrower and the Agent (with a copy to each Lender), and the Agent shall credit advances by depositing such sums in Borrower's Account at the Agent. The Borrower shall make each request for an advance at least 48 hours prior to the date of the requested advance. The Borrower shall not request an advance more than once each week. Prior to 1 p.m. Eastern Standard Time on the business day on which an advance is to be made, each Lender shall deliver to the Agent an amount equal to the total advance times such Lender's Percentage. The Agent shall have no obligation to credit any advance to the Borrower's Account until the Agent has received each Lender's proportionate share of such advance. Immediately upon notice from the Agent of an advance, each Lender shall reimburse the Agent in an amount equal to the total advances times such Lender's Percentage. Advances on the Loans shall be limited in an amount to no more than the Receivables Loan Borrowing Base as reported in a Borrowing Base Certificate delivered to the Agent and each Lender simultaneously with each request for an advance. By requesting an advance, the Borrower shall be deemed to represent and warrant that the information in the most recent Borrowing Base Certificate remains true and accurate as of the time of such request, and that after giving effect to the requested advance, the outstanding principal amount of the Loans shall not exceed the Receivables Loan Borrowing Base. In the event that the outstanding principal amount of the Loans shall at any time exceed the Receivables Loan Borrowing Base as determined by the Agent, the Borrower shall immediately and without








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


notice or demand (a) pay to the Agent on behalf of the Lenders the amount of such excess or (b) pledge sufficient Eligible Consumer Loans to increase the Receivables Loan Borrowing Base to equal or exceed the outstanding principal amount of the Loans.

                 2.4 Nonreceipt of Funds by the Agent from Lenders. Unless the Agent shall have received notice from any Lender prior to the date on which such Lender is to provide funds to the Agent for an advance to the Borrower that such Lender shall have demanded the amounts due under its Notes, the Agent may assume that all Lenders shall make such funds available to the Agent on the date of such advance, and the Agent in reliance upon such assumption in its sole discretion may, but shall not be obligated to, make available to the Borrower on such date a corresponding amount. If and to the extent that the Agent shall make an advance to the Borrower and any Lender shall not immediately reimburse the Agent, such Lender shall repay to the Agent forthwith on demand such Lender's Percentage of such advance together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the overnight Federal Funds rate for three business days, and thereafter at the Agent's base rate as announced from time to time. If any Lender shall not pay such Lender's Percentage of any advance forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately repay to the Agent such amount with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the rate of interest provided in the Notes. If the Agent shall have received notice from any Lender that such Lender (a) shall have demanded the amounts due under its Notes or (b) shall not make any further advances hereunder, the Agent shall thereafter make no further advances hereunder until such time as the Agent shall have received assurances acceptable to it that all Lenders shall make available to the Agent their pro-rate share of each advance.

                 2.5 Nonreceipt of Funds by the Agent from Borrower. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent or Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the overnight Federal Funds rate for three business days, and thereafter at the Agent's base rate as announced from time to time.

                 2.6 Borrowing Base Certificates. The Borrower shall submit to the Agent and each Lender a Borrowing Base Certificate (a) from time to time as requested by the Agent; (b) simultaneously with each request for an advance on the Loans, (c) simultaneously with any request for a release of Collateral, and
(d) monthly (on the first day of the month) while any amounts are outstanding on the Loans. Any Borrowing Base Certificate delivered on the first day of a month shall be accompanied by a trial balance of the Consumer Loan Collateral acceptable to the Agent.

                 2.7 Repurchase Obligation. If any consumer loan pledged as Consumer Loan Collateral shall subsequent to the pledge hereunder no longer qualify as an Eligible Consumer Loan, such consumer loan shall be excluded from the Receivables Loan Borrowing Base, and the Borrower shall either (a) replace such consumer loan with an Eligible Consumer Loan or (b) reduce the amount outstanding on the Loans (if necessary) so that the total amount outstanding shall not exceed the Receivables Loan Borrowing Base. Upon the request of the Borrower and in the absence of any Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default, the Bank shall release to the Borrower any such consumer loan which shall not constitute an Eligible Consumer Loan and which shall be excluded from the Receivables Loan Borrowing Base. Upon the request of the Agent at any time that the Receivables Loan Amount shall exceed the Borrowing Base, the Borrower shall
(a) reduce the amount outstanding on the Loans or pledge additional Eligible Consumer Loans so that the total amount outstanding shall not exceed the Receivables Loan Borrowing Base, or (b) be obligated to repurchase (a "Repurchase Obligation") for a price equal to the principal balance thereof any consumer loan pledged as Consumer Loan Collateral which shall subsequent to the pledge hereunder no longer qualify as an Eligible Consumer Loan.

                 2.8 Borrowing Term. The initial borrowing period for Receivables Loan Advances for the Loans shall commence on the date hereof and shall continue through September 30, 2001 (the "Borrowing Period"). Not later than July 31, 2001, the Borrower shall be entitled to request in writing to the Agent and the Lenders that the Borrowing Period be extended for one additional year. Upon such request, the Agent with the consent of all of the Lenders may in their sole discretion extend the Borrowing Period. Unless the Agent notifies the Borrower that the Agent and the Lenders shall extend the Borrowing Period, the Loans shall commence amortizing as provided in Section 2.9.

                 2.9 Term Out. Absent a default or Event of Default hereunder, at the expiration of the Borrowing Period, the Lenders shall make no further advances on the Loans, all payments of principal and interest on the Consumer Loan Collateral shall continue to be paid to the Agent for the pro-rata benefit of the Lenders, and the Agent shall apply all such payments as provided in
Section 2.2. All amounts outstanding under the Notes shall be due and payable at the earlier of (a) the Maturity Date or (b) the average remaining maturity of the Eligible Consumer Loans pledged as Collateral, as determined by the Agent at the expiration of the Borrowing Period.

                 2.10 Prepayments. Except as provided in the Notes, the Borrower shall be entitled to prepay amounts outstanding on the Loans from time to time, without penalty.

                 2.11 Commitment Fees. The Borrower shall pay to the Agent for the pro-rata benefit of the Lenders on behalf of the Lenders a commitment fee (the "Commitment Fee") in the amount of $300,000 at the closing of the Loans. The Commitment Fee is non-refundable and is deemed to be earned in full by the Agent and the Lenders as of the date hereof, even if the full amount of the Loans shall not be advanced.

                 2.12 Availability Fee. If at any time after April 1, 2000 through the end of the Borrowing Period, the Receivables Loan Amount shall be less than $10,000,000, then the Borrower shall pay to the Agent for the pro-rata benefit of the Lenders an availability fee (the "Availability Fee") in the amount of (a) (i) $10,000,000, less (ii) the Receivables Loan Amount, but in any event no less than zero, times (b) one percent (1.0%) per annum. The Agent shall calculate the Availability Fee semi-annually as of the end of each six month period based on the average Receivables Loan Amount for the six months then ended, and the Borrower shall pay the Availability Fee upon delivery of such calculation by the Agent.

         3. RECEIVABLES LOAN.

                 3.1 Requests for Receivables Loan Advance. Prior to or with each request for a Receivables Loan Advance, the Borrower shall deliver to the Agent the Required Consumer Loan Documents for each of the Eligible Consumer Loans which the Borrower proposes to assign to the Agent and upon which the Borrower is basing the requested Receivables Loan Advance.

                 3.2 Eligible Projects. All Eligible Consumer Loans shall be secured by Timeshare Interests at an Eligible Project.

                     3.2.1 Proposed Additional Projects. The Borrower may propose additional projects to be included as Eligible Projects. The Agent shall conduct such review of such projects as the Agent shall deem appropriate, including, without limitation, review of all timeshare instruments, consumer loan documents, real estate documents, amenities agreements, management contracts, marketing contracts, and other documentation related to such project. The Agent, with the consent of the Required Lenders, shall be entitled to approve or not approve such proposed project as an Eligible Project.

                     3.2.2 Acceptance of Additional Projects. Upon the acceptance by the Agent of a proposed project as an Eligible Project, Schedule
1.19 shall be deemed amended to include such project. The Borrower shall take such other action as the Agent shall require in connection with such project, including, without limitation, the subordination of any applicable management and marketing fees, the filing of any required financing statements, or any other action as the Agent shall require. Upon the inclusion of an additional project as an Eligible Project, all representations, warranties and covenants of the Borrower with regard to the Eligible Projects shall be deemed amended to refer to the additional Eligible Project.

         4. SECURITY INTERESTS; COLLATERAL

                 4.1 Grants of Security Interest. In order to secure payment of the Notes and the payment and performance of the obligations of the Borrower under this Agreement and all other Loan Documents and all liability to the Agent and the Lenders, now existing or which may hereafter be incurred or arise by future advances or otherwise, direct or indirect, absolute or contingent (collectively, the "Indebtedness"), simultaneously with the execution of this Agreement, the Borrower is granting to the Agent for the pro-rata benefit of Lenders security interests in the following (collectively, the "Personal Collateral"):

                     4.1.1 Consumer Loans. From time to time the Borrower shall deliver to the Agent the Required Consumer Loan Documents for consumer loans by the Borrower, and the Borrower hereby pledges to the Agent and grants to the Agent for the benefit of the Lenders a security interest in all of the Borrower's right, title and interest in each such consumer loan, now existing or hereafter arising, (a) for which the original promissory note, comparable instrument or installment sales contract shall from time to time be in the possession of the Agent or its agents or (b) which shall be identified by the Borrower as being pledged hereunder by Borrowing Base Certificate or otherwise (collectively, "Consumer Loan Collateral"). The failure of a loan to satisfy the criteria of an Eligible Consumer Loan, or the failure of the Borrower to deliver all Required Consumer Loan Documents shall not in any manner limit the Agent's security interest in any pledged Consumer Loan Collateral.

                     4.1.2 Related Rights. The Borrower hereby grants to the Agent for the pro-rata benefit of the Lenders a security interest in the following rights now existing or hereafter arising related to Consumer Loan Collateral (collectively, the "Related Rights"):

                           4.1.2.1 Rights Under Related Documents. All of the
Borrower's right, title and interest in and under any documents related to each such consumer loan, including, without limitation, all promissory notes or other agreements for payment (and specifically including the right to collect all payments due pursuant to such notes or agreements), loan agreements, mortgages, or other security documents, guaranties, insurance policies (and specifically including the right to assert and collect any claims thereunder), title insurance policies, subordinations, custodial agreements, agency agreements, servicing agreements, interval ownership agreements, corporate documents, opinions, instruments, drafts, acceptances, and chattel paper;

                           4.1.2.2 Rights in Collateral Securing Consumer Loans.
All of the Borrower's right, title and interest in any collateral pledged the Borrower or in which the Borrower has any lien, mortgage or security interest in connection with each such consumer loan.

                           4.1.2.3 Take-Out Commitments. To the extent that such
rights are assignable, all of the Borrower's rights (but not obligations) under any agreements related to each such consumer loan under which any party agrees to purchase such loan or any underwriting agreements related to such loan and all rights to deliver such loan to investors and purchasers pursuant thereto and all proceeds resulting therefrom;

                           4.1.2.4 Servicing Rights. All of the Borrower's
rights to administer, service and collect each such consumer loan and all rights to payment therefor;

                           4.1.2.5 Escrow Funds. All of the Borrower's rights in
funds paid in connection with such loan escrowed pursuant to any escrow agreements.

                           4.1.2.6 Records and Cabinets. All of the Borrower's
related documentation and other supporting evidence related to each such consumer loan or other Collateral, including, without limitation, computer programs, disks, tapes and related electronic data processing media, applications, account cards, payment records, correspondence, insurance certificates, books of account, ledgers, and cabinets in which the same are reflected or maintained; and

                           4.1.2.7 Other Related Rights and Receivables. All of
the Borrower's right, title and interest in any other rights related to each such consumer loan, including, without limitation, accounts, accounts receivable, contract rights, pre-authorized account debit agreements, rights in reservation systems, and general intangibles.

                           4.1.3 Proceeds, Etc. With respect to each of the
Consumer Loan Collateral and Related Rights, all accessions thereto, substitutions and replacements therefor, additions, renewals and replacements thereof, all proceeds and products from the sale, exchange, collection, foreclosure, liquidation or other disposition of any of the foregoing and from any such proceeds or products, and any proceeds of insurance related thereto.

                  4.2 Collateral Procedures.

                           4.2.1 Delivery of Consumer Loan Collateral. The
Borrower shall deliver to the Agent Required Consumer Loan Documents from time to time to such locations and in such manner acceptable to the Agent as the Borrower and the Agent shall determine. The Borrower shall take any actions required by the Agent to obtain the release of any lien or security interest in favor of any party other than the Agent in any Consumer Loan Collateral. The Borrower shall pay to the Agent all custodial costs incurred, as determined by the Agent. With the prior consent of the Agent in each instance, in its sole discretion, the Borrower shall be entitled to effect delivery to the Agent by delivery to a custodian approved by the Agent acting on the Agent's behalf at the Borrower's expense. All consumer loans delivered by the Borrower to the Agent shall be accompanied by the Required Consumer Loan Documents, and the Borrower shall be deemed to represent and warrant in connection with all such loans delivered to the Agent that the certifications required to be included in the Consumer Loan Cover Sheet are true even if no such cover sheet shall be delivered by the Borrower. The Borrower shall promptly deliver to the Agent any additional documents related to any Consumer Loan Collateral which the Borrower acquires after delivery to the Agent of the Required Consumer Loan Documents.

                           4.2.2 The Agent's Obligations. The Agent shall be
under no obligation to review or in any manner approve any Consumer Loan Collateral delivered to the Agent from time to time, although nothing herein shall preclude the Agent from conducting whatever review it deems appropriate. The Agent may in its discretion require Consumer Loan Collateral to be delivered three business days prior to any advance for which such Consumer Loan Collateral shall be part of the Receivables Loan Borrowing Base. The Agent shall have no responsibility for taking any steps necessary to preserve rights against other parties or any other rights pertaining to Collateral. The Agent shall not be required to perfect or maintain the perfection of its security interests. No loss of or damage to any Collateral shall release the Borrower from the Indebtedness. The Agent may, but shall not be obligated to, take such action as it deems fit and at the Borrower's expense to collect or enforce any loan pledged to the Agent hereunder which shall be in default and the Agent shall not be liable to the Borrower for any act or omission taken by it in the collection or enforcement of such loans. The Agent shall not be liable or responsible in any way for any loss or damage to the Collateral or any diminution in the value thereof, except if caused by the Agent's gross negligence or willful misconduct. The Agent shall not be liable or responsible in any way for any act of any custodian, carrier, servicer, lock box agent or any other person whatsoever, and all of the same shall be at the Borrower's sole risk. The Agent and the Lenders shall not be responsible for any excise, property or other taxes related to the Collateral or the sale thereof and all such taxes shall be the responsibility of the Borrower. The grants of security interest herein shall not obligate or be construed to obligate the Agent to perform any of the terms contained in the agreements constituting Consumer Loan Collateral or otherwise to impose any duty upon the Agent with respect to the same. The provisions of this Section 4.2.2 shall not in any manner limit the rights of the Lenders as provided in Section 11 herein.

                           4.2.3 Release of Collateral. At the Borrower's
request and in the absence of a default or Event of Default, the Agent shall release Consumer Loan Collateral in the Agent's possession from time to time in the manner instructed by the Borrower, but only if after such release the outstanding principal balance of the Loans shall not exceed the Receivables Loan Borrowing Base, as shown on a Borrowing Base Certificate delivered simultaneously with a request for release.

                  4.3 Servicing Agreement and Lock-Box Agreement.

                           4.3.1 Servicing Agreement. Pursuant to a servicing
agreement (the "Servicing Agreement") among the Borrower and the Agent and the Borrower as servicer or a replacement servicing agent acceptable to the Agent (the "Servicer"), the Servicer shall service and administer loans constituting Consumer Loan Collateral in the ordinary course of business. The Servicer shall administer all amounts due to the Borrower with respect to the Consumer Loan Collateral and shall direct payment to Borrower's Account of all amounts collected with respect to the Consumer Loan Collateral in accordance with a schedule established by the Agent. All amounts directed by the Servicer to Borrower's Account shall be applied by the Agent to interest, principal and other amounts due under the Loans, in the Agent's sole discretion. It is the intention of the Borrower and the Agent to create an absolute assignment of all such payments. The Servicer shall provide to the Agent such reports and perform such other functions as the Agent shall require. Upon a default or Event of Default, the Agent shall be entitled (but not obligated) to assume the administration and servicing of all loans constituting Collateral at any time (after giving required notices to consumer borrowers). For good cause, the Agent shall be entitled to establish a substitute servicing arrangement with a servicer acceptable to the Required Lenders at any time.

                           4.3.2 Lock Box Agreement. Pursuant to a lock box
agreement (the "Lock Box Agreement") among the Borrower, the Agent and Chase Bank of Texas, N.A. or a replacement lock box agent acceptable to the Agent ("the "Lock Box Agent"), the Lock Box Agent shall collect payments on loans constituting Collateral in the ordinary course of business. The Lock Box Agent shall pay to Borrower's Account all payments collected with respect to the Consumer Loan Collateral in accordance with a schedule established by the Agent. All amounts paid by the Lock Box Agent to Borrower's Account shall be applied by the Agent as provided in Section 2.2. It is the intention of the Borrower and the Agent to create an absolute assignment of all such payments. Upon a default or Event of Default, the Agent shall be entitled (but not obligated) to assume the administration of the lock box and collect payments on loans constituting Collateral at any time. For good cause, the Agent shall be entitled to establish a substitute lock box arrangement with a substitute lock box agent acceptable to the Agent at any time.

                           4.3.3 Indemnification. The Borrower hereby
indemnifies and holds the Agent and the Lenders harmless from and against all liability, loss, damage or expense (including reasonable attorney's fees) in any way related to the Servicing Agreement or the Lock Box Agreement, including, without limitation, any alleged obligation or undertaking on the Agent's part to perform or discharge any of the terms, covenants and conditions contained in the Servicing Agreement or the Lock Box Agreement.

                           4.3.4 Borrower's Covenants. Borrower shall (a)
exercise all reasonable efforts to force or secure the performance of each and every obligation, covenant, condition and agreement to be performed by the Servicer under the Servicing Agreement and the Lock Box Agent under the Lock Box Agreement; and (b) in a timely manner perform, and not suffer or permit any default in, any of Borrower's obligations under the Servicing Agreement or the Lock Box Agreement.

                       4.4 Further Security. The Borrower hereby grants to the Agent and the Lenders a first lien security interest in any and all property which is or may hereafter be in the Agent's or any Lenders' possession in any capacity, including, without limitation, all moneys owed, or to be owed, by the Agent or any Lender to the Borrower. Without limiting any other right of the Agent or any Lender, and without requiring the Agent or any Lender to first proceed against any other security interest, whenever the Agent or the Lenders have the right to declare the Notes to be immediately due and payable (whether or not they have so declared), the Agent and each Lender, at its option, may set off against the Indebtedness any and all moneys then owed by the Agent or any Lender to the Borrower in any capacity, whether or not due; and the Agent or any Lender shall be deemed to have exercised such right of set off immediately at the time of such election even though any charge therefor is made or entered on the Agent's or the Lender's records subsequent thereto.

                       4.5 Filing and Recording. The Borrower shall, at its cost and expense, cause all instruments and documents evidencing the security interests given pursuant to this Agreement, including, without limitation, UCC-1 financing statements (the "Financing Statements") to be duly recorded and/or filed in all places necessary, in the opinion of the Agent, to perfect and protect the lien or security interest of the Agent. At the Agent's request at any time, the Borrower shall, at its expense, cause all assignments of deeds of trust included in the Required Consumer Loan Documents to be recorded, re-recorded or filed in all places necessary in the opinion of the Agent to perfect the interests of the Agent. The Borrower hereby irrevocably designates the Agent, its agents, representatives and designees as agents and attorneys-in-fact for the Borrower to sign on behalf of the Borrower and file any assignment of mortgage or financing statement or extension of financing statement in respect of any mortgage, deed of trust or security interest created pursuant to this Agreement which may at any time be required or which, in the opinion of the Agent, may at any time be desirable. In the event that any re-recording or refiling thereof (or the filing of any statement) is required to protect or preserve such lien or security interest hereunder, the Borrower shall at its cost and expense, cause the same to be re-recorded or refiled at the time and in the manner requested by the Agent. The Borrower shall pay on demand all reasonable costs and expenses of the Agent in connection with any such filing and recording.

         5.  REPRESENTATIONS AND WARRANTIES

         In connection with the execution of this Agreement and the Loan Documents and to induce the Agent and the Lenders to make the Loans, the Borrower represents and warrants (and, so long as any Indebtedness shall remain outstanding shall be deemed to represent and warrant continuously) to the Agent and the Lenders as follows:

                  5.1 Authority; No Violation of Agreements. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas and under the laws of every state in which the conduct of its business requires it to so qualify or be licensed. The Borrower has filed all documents and registrations, including tradename registrations, required by the laws of the State of Texas and any other states in which the conduct of its business requires it to so qualify or be licensed. The Borrower has the power and authority to (a) own and operate its property and conduct its business and (b) execute and deliver the Loan Documents and perform the transactions contemplated thereby. The execution and delivery of the Loan Documents and the performance of the transactions contemplated thereby by the Borrower (i) have been duly authorized by all necessary corporate action and
(ii) do not and will not constitute a breach or violation of (a) any mortgage, deed of trust, lease, loan or credit agreement, trust agreement, by-laws, shareholders agreement or other instrument or contract to which the Borrower is a party or by which it may be bound or affected or (b) any law, administrative regulation or court decree or any obligation by which the Borrower is bound. The consent or approval of any Governmental Authority is not required for the Borrower to execute and deliver the Loan Documents and perform the transactions contemplated thereby. The Borrower is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound or affected. No consent, approval, order or authorization of, or registration with, any governmental authority, trustee, or any other person is required in connection with the valid execution and delivery of this Agreement or any other Loan Documents by the Borrower, or any other party thereto, or the performance by the Borrower or any other party thereto of the transactions contemplated hereby or thereby.

                  5.2 Associations. Each Association is a corporation or unincorporated association duly organized, validly existing and in good standing under the laws of the jurisdiction where the respective Eligible Project is located. Each Association at the following Eligible Projects: Holly Lake Resort, Piney Shores Resort, The Villages (including Lake O' The Woods), Hill Country Resort, Seaside Resort, Ozark Mountain Resort, Holiday Hills Resort, Timber Creek Resort, Fox River Resort, Oak N' Spruce Resort, Apple Mountain Resort and Beech Mountain Resort, is a Member of Silverleaf Club. Each of the Associations and Silverleaf Club has the power and authority to own and operate its property, perform its obligations under the Timeshare Documents, and conduct its business as it is now being conducted or as proposed to be conducted. Each Association has the authority to levy annual assessments to cover the costs of maintaining and operating the respective Eligible Project. Any lien for unpaid assessments in favor of any Association or Silverleaf Club shall at all times be subordinate to any lien securing an Eligible Consumer Loan and to any lien in favor of the Agent or any Lender.

                  5.3 Shareholders; Subsidiaries. Schedule 5.3 attached hereto and incorporated herein contains a list of all of the Borrower's Subsidiaries and the percentage of issued and outstanding shares of each class of capital stock or equivalent issued by or owned by the Borrower. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its state of incorporation and in every state in which the conduct of its business requires it to so qualify or be licensed, except where the failure to be so qualified and in good standing does not have a material adverse affect on the Borrower's financial condition or on the Borrower's ability to exercise its rights in any Consumer Loan Collateral. No such Subsidiary has any ownership or security interest in the Collateral.

                  5.4 Validity of Loan Documents. This Agreement and all other Loan Documents contemplated hereby are valid, binding and enforceable in accordance with their terms.

                  5.5 Absence of Actions. There is no pending or threatened action or proceeding against or affecting the Borrower before any court, governmental agency, arbitrator, or otherwise which may, in one case or in the aggregate, materially adversely affect the validity or enforceability of this Agreement, or the priority of the lien thereof, or the financial condition, operations, properties, or business of the Borrower or, which would prevent or impair the Borrower from complying with or performing any of the provisions of this Agreement or the other Loan Documents. The Borrower is not in default with respect to any statute, rule, judgment, decision, order, writ, injunction, decree, or demand of any court or any governmental authority.

                  5.6 Good Title to Borrower's Property. The Borrower has good and marketable title to the Collateral free and clear of all liens, mortgages, pledges, security interests, encumbrances and charges of any kind except for Permitted Encumbrances, and the Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to any Agent or any Lender. This Agreement, the Financing Statements and the delivery to the Agent from time to time of Required Consumer Loan Documents create valid, perfected first priority security interests in the Collateral and in all collateral securing the loans pledged as Consumer Loan Collateral. The Borrower has not pledged or granted a security interest in any part of the Collateral to any other lender, and no part of the Collateral is identified on any uniform commercial code financing statement filed in favor of any other lender.

                  5.7 Assignability. Each Required Consumer Loan Document delivered and/or assigned to the Agent in connection with each loan pledged as Consumer Loan Collateral contains no prohibitions on assignment (other than prohibitions which have been waived with all necessary consents obtained), and upon the exercise of the Agent's or the Lender's rights as secured party, the Agent or the Lenders shall be entitled to the same benefits pursuant to each such document as the Borrower is entitled.

                  5.8 Taxes. The Borrower has filed or caused to be filed all federal, state, and local tax returns required to be filed and has paid or caused to be paid all taxes, assessments, and governmental charges and levies thereon, including any interest and penalties, to the extent the same have been due. The Borrower has set up reserves which are believed by the Borrower to be adequate for the payment of such taxes for the years that have not been audited by the respective tax authorities. Nothing contained in this subsection shall prevent the Borrower from contesting in good faith any tax assessment assessed against the Borrower so long as adequate reserves for payment of the same have been made and verified to the Agent.

                  5.9 Financial Condition. The balance sheets, statements of income and retained earnings, federal tax returns, and other financial statements and financial data of the Borrower furnished to the Agent to induce the Agent and the Lenders to enter into this Agreement are complete and correct and fairly present the financial condition of Borrower, as of the dates thereof and the results of the operations of Borrower, for the periods covered by such statements, all in accordance with generally accepted accounting principles consistently applied. There are no liabilities of Borrower, fixed or contingent, which are material but are not reflected in the financial statements and notes thereto supplied to the Agent. The Borrower has paid no dividends and has made no distributions (of cash or property) to its shareholders or partners or members since the date of such financial statements, which distributions are not reflected in the financial statements. There has been no material adverse change in the business, operations or condition, financial or otherwise, of the Borrower since the date of the most recent financial statements delivered to the Agent.

                  5.10 No Untrue or Omitted Statements. No part of the Loan Documents or any certificate or statement furnished by or on behalf of the Borrower to the Agent or the Lenders contains or shall contain any material misstatement of fact or omits to state a material fact or any fact necessary in order to make the statements contained herein or therein not misleading. To the best knowledge of the Borrower there is no fact (other than facts relating to general economic conditions) which materially adversely affects the business, operations, affairs, conditions, properties or assets of the Borrower which has not been set forth in a document, certificate or statement furnished to the Agent prior to or on the date of delivery hereof.

                  5.11 Location of Borrower's Offices and Records. The chief place of business of the Borrower and the office where the Borrower keeps its records concerning any of the Collateral is located at 1221 Riverbend, Suite 120, Dallas, Texas.

                  5.12 Operation of Business. The Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct the Borrower's business substantially as now conducted and as presently proposed to be conducted, and is not in violation of any valid rights of others with respect to any of the foregoing. The Borrower's buildings and the operation of the Borrower's business and each Eligible Project comply with all zoning, environmental, public health and safety, banking, securities, lending and other similar laws and regulations.

                  5.13 The Projects. Each Eligible Project has and will have adequate access from a publicly dedicated street, and is and will be constructed and operated in compliance with all applicable laws and regulations, served by utilities necessary for its intended use, and prior to any occupancy furnished and equipped and ready for occupancy. All amenities for each Eligible Project which have been offered to purchasers of Timeshare Interests or referred to in any offering materials are or prior to any occupancy will be available to consumer borrowers. Each Timeshare Instrument for each Eligible Project has been recorded in the real property records where such project is located and otherwise filed in accordance with all applicable laws and regulations.

                  5.14 Sale of Timeshare Interests. The marketing, sale, offering for sale, rental solicitation of purchasers and financing of Timeshare
Interests: (a) will not constitute the sale, or the offering for sale, of securities subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law applicable to such sale or offer for sale; (b) will not violate any Timeshare Act, or any land sales or consumer protection law, statute or regulation of state or any other state or jurisdiction in which sales or solicitation activities occur; and (c) will not violate any consumer credit or usury statute of the State of Texas or any other state or jurisdiction in which sales or solicitation activities occur. All marketing and sales activities will be performed by Borrower's employees or by independent contractors or agents of the Borrower, all of whom are and will be properly licensed in accordance with applicable laws. There shall be no misinterpretations by the Borrower or any of its employees or selling agents with respect to any matter relating to any Eligible Project or the sale or financing of Timeshare Interests.

                  5.15 Tangible Property. The machinery, equipment, fixtures, tools and supplies used or to be used in connection with each Eligible Project, including without limitation, with respect to the operations and maintenance of the common areas, are or will be owned or leased either by the Borrower, Silverleaf Club or the respective Association. The Borrower will obtain such non-disturbance and estoppel agreements as the Agent may reasonably require for any tangible property necessary to the ownership, operation or maintenance of each Eligible Project which is not owned by the Borrower, Silverleaf Club or the respective Association.

                  5.16 Subordination. There is no indebtedness of the Borrower presently owing to any affiliate or shareholder of the Borrower except as described on Schedule 1.62 attached hereto. All indebtedness at any time owing by the Borrower to any affiliate or shareholder of the Borrower shall be unsecured and shall be absolutely subordinated to the Indebtedness, which subordination shall be evidence by a Subordination Agreement acceptable to the Lenders.

                  5.17 Financing Statement Filing Locations. Schedule 5.17 attached hereto and incorporated herein lists the locations where the Financing Statements have been or will be filed. Those locations are the only locations necessary for filing the Financing Statements in order to perfect the security interests in the Collateral described therein capable of being perfected by the filing of financing statements.

                  5.18 Environmental Compliance. The Borrower and each Eligible Project are in full compliance with any and all environmental, hazardous waste, or hazardous substance rules or regulations arising out of any federal, state, or local law (collectively, "Environmental Regulations"). There has been no use of any Eligible Project, and there are no materials present at the Eligible Project, that would give rise to liability under any Environmental Regulations. The Borrower's business and use of each Eligible Project, as presently conducted and as conducted in the future, and the Eligible Project, will not give rise to any liability under any Environmental Regulations, and Borrower shall keep its business and each Eligible Project in full compliance therewith. The Borrower shall indemnify and hold harmless the Agent and the Lenders from any and all costs, expenses, and liability relating to the Borrower or any Eligible Project arising out of any Environmental Regulations.

                  5.19 Employee Benefit Plans. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrower has heretofore delivered to the Agent its most recently completed annual report on Form 5500, with all required attachments, and actuarial statements required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefits liabilities.

                  5.20 Use of Proceeds/Margin Stock. None of the proceeds of the Loans will be used to purchase or carry any "margin stock"(as defined by Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Loans will be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the Loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System. The Borrower is not an investment company as defined by the Investment Company Act of 1940, as amended, and is not required to register under said Act.

                  5.21 Real Property Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against any Eligible Project or any part thereof which are payable by the Borrower (except only real estate taxes not yet due and payable). The Borrower has delivered to the Agent true and correct copies of real estate tax bills for each Eligible Project for the past fiscal tax year. No abatement proceedings are pending with reference to any real estate taxes assessed against the Real Property. There are no betterment assessments or other special assessments presently pending with respect to any part of any Eligible Project, and the Borrower has received no notice of any such special assessment being contemplated.

                  5.22 Violations. The Borrower has received no notices of, and has no knowledge of, any violations of any applicable Requirements.

                  5.23 Broker. No broker, agent, finder or intermediary has acted on the Borrower's behalf in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby.

                  5.24 Survival. The Borrower understands and agrees that the Agent and the Lenders are relying upon the above representations and warranties in extending the Loans to the Borrower. The foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as the Indebtedness shall be paid in full, or until this Agreement shall be terminated, whichever is the last to occur.

         6.  AFFIRMATIVE COVENANTS.

         The Borrower covenants and agrees that, except with the prior written consent of the Agent, so long as the Notes or any Indebtedness shall remain outstanding, in whole or in part, or the Agent or the Lenders shall have any commitment under this Loan Agreement, the Borrower shall comply with each of the following covenants:

                  6.1 Financial Statements and Other Information. The Borrower shall furnish to the Agent:

                           6.1.1 Audited Annual Statement of Borrower. Within
120 days after the close of each fiscal year, audited consolidated and consolidating financial statements relating to the Borrower, including a balance sheet, statement of income and retained earnings as of the end of that fiscal year setting forth corresponding figures for the previous fiscal year in comparative form, all such statements to be prepared in accordance with generally accepted accounting principles consistently applied by an independent certified public accountant acceptable to the Agent, and accompanied by copies of all management letters from such accountant to the Borrower or their directors or members.

                           6.1.2 10-K. Within 120 days after the close of each
fiscal year, a copy of the Borrower's Form 10-K as filed with the Securities and Exchange Commission.

                           6.1.3 Quarterly Statement of Borrower. Within 45 days
after the close of each fiscal quarter, unaudited financial statements in the form described in Section 6.1.1.

                           6.1.4 10-Q. Within 45 days after the close of each
fiscal quarter, a copy of the Borrower's Form 10-Q as filed with the Securities and Exchange Commission.

                           6.1.5 Tax Returns. Within 30 days after filing, a
copy of the federal income tax return for the Borrower and the Association, with all schedules.

                           6.1.6 Annual Statement of Associations. Within 120
days after the close of each fiscal year, annual reports required by each relevant Timeshare Act, or such other management prepared financial statements of Silverleaf Club containing information concerning each Eligible Project satisfactory to the Agent.

                           6.1.7 Budgets. No later than 60 days prior to the
start of any fiscal year, the Borrower shall submit to the Agent detailed operating budgets (broken down by month) for the Borrower for the upcoming fiscal year in form acceptable to the Agent. Each such budget shall be subject to the Agent's approval. The financial statements and reports referred to in Sections 6.1.1, 6.1.2, 6.1.3, 6.1.4, 6.1.5, 6.1.6, and 6.1.7 are collectively referred to herein as "Financial Statements".

                            6.1.8 Monthly Consumer Loan Reports. No later than
the tenth (10th) day of each month, the Borrower shall furnish to the Agent or cause the Servicer to furnish to Agent, three copies of a report in form and content acceptable to the Agent prepared by the Borrower or the Servicer, certified by an Authorized Officer, and showing, with respect to each of the loans constituting Consumer Loan Collateral as of the close of business on the last day of the calendar month last ended:

                                  6.1.8.1  The account number;

                                  6.1.8.2 Name(s) of consumer borrowers;

                                  6.1.8.3 Original principal amount of such
consumer loan;

                                  6.1.8.4 Any payment, including any prepayment,
received on account of such consumer loan during the period covered by the statement;

                                  6.1.8.5 A cash receipts journal;

                                  6.1.8.6 The opening and closing principal
balance;

                                  6.1.8.7 Any consumer loans constituting
Consumer Loan Collateral cancelled during the period covered by such statement;

                                  6.1.8.8 Any delinquency of principal and
interest payments on a 30-60-90 day basis;

                                  6.1.8.9 Any delinquency of principal, interest
or assessments in excess of 90 days;

                                  6.1.8.10 The average consumer interest rate
for such consumer loan;

                                  6.1.8.11 Any extensions, refinances or other
adjustments to such consumer loan; and

                                  6.1.8.12 Such other information as the Agent
or Lenders may request.

                           6.1.9 Monthly Sales Reports. No later than the tenth
day of each month, the Borrower shall deliver to the Agent a sales and cancellation report indicating the sales and cancellation activity with respect to each Eligible Project for the preceding calendar month showing such detailed information as the Agent may request.

                           6.1.10 Monthly Inventory Report. No later than the
tenth day of each month, the Borrower shall deliver to the Agent an inventory report in form satisfactory to the Agent indicating the number of Timeshare Interests sold and unsold at each Eligible Project, identified by Unit and type or color of Timeshare Interest.

                           6.1.11 Amended Consumer Loans. Not later than the
tenth day of each month, the Borrower shall deliver to the Agent a report in form satisfactory to the Agent indicating the performance of each Eligible Consumer Loan pledged as collateral described in Section 1.18.9(b) and 1.18.9(c).

                           6.1.12 Additional Information. With reasonable
promptness, such other information relating to the Collateral, each Eligible Project, and the business, operations and financial condition of the Borrower as the Agent and the Lenders may reasonably request from time to time. The Agent and the Lenders, pursuant to an authorized request and after prior notification to the Borrower, are hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Borrower which may be furnished to it or come to its attention pursuant to this Agreement or otherwise, to any regulatory body or agency having jurisdiction over the Agent or the Lenders or to any person which has, or shall have any right or obligation to succeed to all or any part of the Agent's or the Lender's interest in this Agreement.

                  6.2 Statements as to Defaults and Computations. With each of the statements referred to in Sections 6.1.1 and 6.1.3 hereof, an Authorized Officer of the Borrower shall certify to the Agent (a) the Interest Coverage Ratio, Tangible Capital Funds, and the Marketing Ratio, and (b) (1) that as of the date of the statements, no event has occurred and is continuing to occur and no condition exists which constitutes or, after notice or lapse of time or both, would constitute a default or event of default under any of the Loan Documents or (2), if any such event has occurred and is continuing or such condition exists, such statement shall specify the nature and period of existence thereof and the action proposed to be taken with respect thereto. The Borrower shall immediately give notice to the Agent upon the occurrence of an Event of Default.

                  6.3 Taxes and Claims. The Borrower shall duly pay and discharge (a) all taxes, assessments and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto, unless and to the extent that such taxes are being diligently contested in good faith by appropriate proceedings, and appropriate reserves therefor have been established with the consent of the Agent, and (b) all lawful claims, whether for labor, materials, supplies, services or anything else which could, if unpaid, become a lien or charge upon the Collateral, unless and to the extent that the same are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established with the consent of the Agent.

                  6.4 Insurance. During the following times the Borrower shall maintain the following insurance coverage:

                           6.4.1 Fire and Extended Coverage. At all times during
the term of this Agreement, the Borrower shall maintain insurance of each Eligible Project against loss by fire, windstorm and other hazards, with minimum coverage equal to the replacement cost of each Eligible Project.

                           6.4.2 Public Liability Insurance; Etc. At all times
during the term of this Agreement, the Borrower shall maintain broad form coverage public liability insurance with minimum coverage of Five Million Dollars. The amount of such coverage shall be reviewed annually by the Agent and may, in the Agent's sole discretion and at the Borrower's expense, be increased or decreased during the term of this Agreement. The Borrower shall obtain a new or revised policy within 20 days of receipt of notice from the Agent of a revision in the amount of public liability insurance required.

                           6.4.3 Flood Insurance. If any of the improvements now
or hereafter construed on the real property at any Eligible Project are within an area designated by the Director of the Federal Emergency Management Agency, pursuant to the Flood Disaster Protection Act of 1973, as amended, as one having special flood hazards, the Borrower shall maintain flood insurance to the maximum limit of coverage available.

                           6.4.4 Workers' Compensation Insurance. The Borrower
shall maintain workers' compensation insurance and such other insurance as shall be necessary or prudent for the operation of the Borrower's business, all with minimum coverage at least equal to that in effect on the date of this Agreement.

                           6.4.5 Evidence of Insurance. The Borrower shall pay
all premiums for and take all other actions to maintain in full force the effect the insurance required by this Section 6.4. The Borrower shall ensure that no such policies shall be cancelled except after 30 days' prior notice by the insurance carrier to the Agent, and that the Agent for the pro-rata benefit of the Lenders shall be named as additional insured, mortgagee and loss payee on such policies. The Borrower shall, from time to time upon the Agent's request, promptly furnish or cause to be furnished to the Agent and the Lenders, evidence of the maintenance of the insurance required by this Section 6.4, including, without limitation, such originals or copies as the Agent may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

                           6.4.6 Consumer Borrower's Title Insurance. In
connection with twenty percent of the principal amount of the loans pledged under this Agreement in connection with each Eligible Project (other than Oak N' Spruce Resort),the Borrower shall provide a mortgagee title insurance policy in favor of the Agent for the pro-rata benefit of the Lenders on a current ALTA Loan Policy Form issued by a title insurance company qualified to do business in Texas or the jurisdiction of the respective Eligible Project and acceptable to the Agent issued in the full amount of the loans covered by such policy and insuring that the mortgage or deed of trust referred to in Section 1.56.2 is not subject to any prior lien or encumbrance, other than Permitted Encumbrances, substantially in the form of the specimen policy for each Eligible Project attached as Schedule 6.4.6 attached hereto (each a "Title Policy" and collectively, the "Title Policies"). The title Policies shall contain only those exceptions approved by the Agent, in writing, and shall contain affirmative insurance for real estate taxes, matters of survey and against mechanics liens. Any material deviation from such specimen policy shall require the Agent's consent. If the Agent or the Lenders at any time shall determine that title to any Consumer Loan Collateral or the assignment to the Agent of the Borrower's rights in such Consumer Loan Collateral shall be defective in any respect, the Borrower shall within 60 days after a request by the Agent provide to the Agent and the Lenders title insurance in favor of the Agent for the pro-rata benefit of the Lenders acceptable to the Agent for 100% of the principal amount of Consumer Loan Collateral pledged hereunder.

                  6.5 Books and Reserves. The Borrower shall (a) maintain at all times true and complete books, records and accounts in which true and correct entries shall be made of all business transactions in accordance with generally accepted accounting principles; and (b), by means of appropriate entries, reflect in its accounts and in all Financial Statements, prior liabilities and reserves for all taxes from which the Borrower is not otherwise exempt and proper reserves for depreciation, renewals and replacements, obsolescence and amortization of its properties and bad debts, all in accordance with generally accepted accounting principles consistently applied.

                  6.6 Inspection of Books and Records. The Borrower shall permit the Agent, each of the Lenders, or their authorized attorneys, accountants, and representatives to examine the books, accounts, records, ledgers and assets of every kind and description of the Borrower at all reasonable times upon oral or written request of the Agent or the Lenders, such examination to include the making of copies and abstracts of such materials at the Borrower's expense. Until a default or Event of Default shall occur, the Agent shall make no more than one such examination per year, in addition to audits as provided in Section
8.2 herein. The Agent shall offer to each of the Lenders the opportunity to participate in any such examination.

                  6.7 Preserve Collateral. The Borrower shall: (a) keep the Collateral in good repair, working order and condition; (b) operate its business in compliance with all applicable laws, statutes, ordinances, rules and regulations; (c) not waste or destroy the Collateral; (d) defend the Collateral against the claims and demands of all other parties; (e) permit the Agent or the Lenders or their representatives or designee to inspect the Collateral at all times upon prior notice to the Borrower; and (f) prevent the Collateral or any part thereof from being or becoming an accession to other goods not covered by a security interest in favor of the Agent created by the Loan Documents or from being or becoming a fixture.

                  6.8 Notice of Loss. If any Collateral shall be materially damaged or destroyed, the Borrower shall immediately notify the Agent and the Lenders.

                  6.9 Notification of Litigation. The Borrower shall promptly inform the Agent and the Lenders of the commencement of any material (which in a situation involving monetary claims shall have in excess of $50,000 in dispute) action, suit, proceeding or investigation against it or the making of any counterclaim against it in any action, suit or proceeding.

                  6.10 Preserve Existence. The Borrower shall preserve and maintain its name, existence and good standing in the jurisdiction of its organization and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

                  6.11 Permits. Borrower, its employees, servants and agents have and will have all licenses, registrations, approvals and other authority as may be necessary to enable them to own and operate their business, to perform all services which they have agreed to perform in any state, municipality or other jurisdiction, to sell Timeshare Interests, to finance the sale of Timeshare Interests and operate the Projects.

                  6.12 Underwriting Criteria. All Eligible Consumer Loans pledged to the Agent pursuant to this Loan Agreement will be consistent with the Borrower's general underwriting criteria as of the date of this Agreement. The Borrower shall not materially alter its general underwriting criteria without prior approval of the Agent.

                  6.13 Agreements Constituting Collateral. The Borrower shall comply with all terms of any agreements related to any Consumer Loan Collateral, and the Borrower shall immediately notify the Agent and the Lenders of any defaults or events of defaults under any such agreements. Except for prepayments in the ordinary course of business and except for revised payment plans as provided for in Section 1.18.9 (b), the Borrower shall not modify, compromise, extend, rescind or cancel any agreements related to Consumer Loan Collateral without the prior consent of the Agent, which shall not be unreasonably withheld.

                  6.14 Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and policies, requests, directives, instructions, guidelines and notices at any time or from time to time thereafter made upon or otherwise issued to the Agent or any Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

         (a) subject the Agent or the Lenders to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents or the Loans (other than taxes based upon or measured by the income or profits of the Agent or the Lenders); or

         (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Agent or the Lenders of the principal of or the interest on the Loans or any other amounts payable to the Agent or the Lenders under this Agreement or the other Loan Documents; or

         (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Agent or the Lenders; or

         (d) impose on the Agent or the Lenders any other conditions or requirements with respect to this Agreement, the other Loan Documents, or the Loans; and the result of any of the foregoing is:

         (i) to increase the cost to the Agent or the Lenders of making, funding, issuing, renewing, extending or maintaining the Loans; or

         (ii) to reduce the amount of principal, interest or other amount payable to the Agent or the Lenders hereunder on account of the Loans; or

         (iii) to require the Agent or the Lenders to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Agent or the Lenders from the Borrower hereunder, then, and in each such case, the Borrower shall, upon demand made by the Agent or the Lenders at any time and from time to time and as often as the occasion therefor may arise, pay to the Agent for the pro-rata benefit of the Lenders such additional amounts as will be sufficient to compensate the Agent and the Lenders for such additional cost, reduction, payment or foregone interest or other sum.


                  6.15 Capital Adequacy. If any present or future law affects the amount of capital required or expected to be maintained by the Agent or the Lenders or any corporation controlling the Agent or the Lenders and the Agent or any Lender shall determine that the amount of capital required to be maintained by it is increased by or based upon the existence of the Loans made or deemed to be made pursuant hereto, then the Agent or the Lenders may notify the Borrower of such fact, and the Borrower shall pay to the Agent or the Lenders from time to time on demand, as an additional fee payable hereunder, such amount as the Agent or the Lenders shall determine in good faith and certify in a notice to the Borrower to be an amount that will adequately compensate the Agent and the Lenders in light of these circumstances for the Agent's or the Lender's increased costs of maintaining such capital. The Agent and the Lenders shall allocate such cost increases among their customers in good faith and on an equitable basis.

                  6.16 Tangible Capital Funds. At all times, the Borrower shall maintain Tangible Capital Funds equal to or greater than (a) $200,000,000 plus
(b) (i) 75% times (ii) the sum of Net Income for each fiscal quarter commencing with the fiscal quarter next ending after the date of this Agreement through the fiscal quarter most recently ended.

                  6.17 Interest Coverage. As of the end of each fiscal quarter for the four fiscal quarters then ended, the Borrower shall maintain a ratio (the "Interest Coverage Ratio") of (1) EBITDA divided by (2) Consolidated Interest Expense of no less than 2.0 to 1.

                  6.18 Marketing Expense. As of the end of each fiscal quarter for the four fiscal quarters then ended, the Borrower shall maintain for each Eligible Project and for the Borrower a ratio (the "Marketing Ratio") of (1) promotion, lead generation, sales, commission and all marketing expenses pursuant to the Marketing Agreement or any other marketing contract, divided by
(2) the aggregate of the purchase prices for each Unit during such period, of no more than .55.

                  6.19 Subordination. All indebtedness to officers or shareholders of the Borrower now existing or hereafter arising, including Subordinated Shareholder Debt and fees payable to affiliated entities, if any, shall be subordinated to the Indebtedness pursuant to subordination agreements acceptable to the Agent (the "Subordination Agreements"). The Indebtedness constitutes "Designated Senior Debt" as defined in the Indenture dated as of April 1, 1998 among the Borrower, Borrower's Subsidiaries and Norwest Bank Minnesota, National Association.

                  6.20 Sales of Timeshare Interests. The Borrower will sell or offer for sale Timeshare Interests only in Texas and such other jurisdictions listed on Schedule 6.20 where the Borrower has completed all registrations consistent with applicable requirements. All sales will be made in compliance with all Requirements and utilizing then current disclosure materials approved as required by all Governmental Authorities. Before it sells or offers for sale Timeshare Interests in any other jurisdictions, the Borrower will notify the Agent and provide the Agent with evidence satisfactory to the Agent that the Borrower has complied with all laws of such jurisdiction governing its proposed conduct.

                  6.21 Consumer Documents. The Borrower represents to and agrees with Agent that the consumer loan documents in the forms previously delivered to the Agent are the only documents which have been or will be used in connection with the credit sale of Timeshare Interests and that the Borrower shall not materially modify or amend, or permit the modification or amendment of, any such consumer loan documents or use or permit the use by others of any other or additional documents in connection with the credit sale of Timeshare Interests, except with the consent of the Agent, or as reasonably requested by the Agent in order to meet any of the Requirements or to protect the Agent's security interest therein. If any such consumer loan document shall be modified or amended or if any additional document shall be used in connection with the credit sale of Timeshare Interests, the Borrower shall immediately provide to the Agent an accurate and complete copy of such consumer loan document as so modified or amended and of any such additional document.

                  6.22 Collection. The Borrower will undertake the diligent and timely collection of all amounts due under each consumer loan in connection with the credit sale of a Timeshare Interests, including the Consumer Loan Collateral, and will bear the entire expense of such collection.

         7. NEGATIVE COVENANTS. From the date hereof until the Indebtedness shall have been paid in full, without the prior written consent of the Agent (which shall not be unreasonably withheld):

                  7.1 Liens. The Borrower shall not in any way create, incur, assume, or suffer to exist any security interest, mortgage, pledge, lien, restriction or other encumbrance upon the Collateral or the Timeshare Interests mortgaged as security for any Consumer Loan Collateral, other than those created by or referred to in this Agreement.

                  7.2 Covenant Against Alienation. The Borrower shall not in any way (a) sell, convey, lease or transfer any of (i) the Collateral or (ii) any material assets other than at fair market value or otherwise in the ordinary course of its business; (b) notify any consumer borrower for any Consumer Loan Collateral that payments should be made other than to the Lock Box Agent; (c) change its name; (d) enter into any transaction of merger, consolidation or reorganization; or (e) take or permit any action to dissolve of liquidate.

                  7.3 Transfers of Cash and Investments. The Borrower shall not sell, lease, donate, lend, exchange or otherwise dispose of any of its intangible assets, including cash and investments, except in exchange for goods, property or services at fair market value.

                  7.4 Association Liens. The Borrower shall not in any way create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, restriction or other encumbrance on any of the Associations or Silverleaf Club or their assets, other than in the ordinary course of business of such Association or Silverleaf Club.

                  7.5 Time Share Instruments. The Borrower shall not materially amend, modify or terminate any Timeshare Instruments or assign any of its rights thereunder.

                  7.6 Management. The Borrower shall not (a) make any change in the following management personnel: Robert E Mead, Chairman; Sharon K. Brayfield, President, David T. O'Connor, Executive Vice President Sales; Thomas
C. Franks, Vice President - Investor Relations; Harry J. White, Jr., Chief Financial Officer; Larry H. Fritz, Vice President - Marketing, or successors in their current positions, without notice to the Agent or (b) make any change in the Management Agreement for any Eligible Project.

                  7.7 Subordinated Debt. The Borrower shall not amend any provision regarding subordination in the Indenture dated as of April 1, 1998 among the Borrower, Borrower's Subsidiaries and Norwest Bank Minnesota, National Association.

         8.  CONDITIONS PRECEDENT TO ADVANCE.

                  8.1 Advances. The Agent and the Lenders shall have no obligation to make any advance under the Loans unless:

                      8.1.1 Representations and Warranties True. All of the representations, warranties, covenants, terms and conditions contained in this Agreement and the other Loan Documents are true and correct as of the date of making such advance, with the same effect as if such representations and warranties were made on and as of the date of such advance.

                      8.1.2 No Default. No default or event of default under any Loan Documents or any other agreements between the Agent or the Lenders and the Borrower or affecting or related to any Eligible Project shall exist on the date of such advance, and no condition, omission, or act shall have occurred or come into existence which, upon the giving of notice or the passage of time, would ripen into a default or Event of Default.

                      8.1.3 No Adverse Change. No material adverse change shall have occurred in the financial condition of the Borrower, in the business operations of the Borrower, or in the condition of the Collateral or the Borrower's business from the date of the most recent financial statements delivered to the Agent.

                      8.1.4 Acceptance of Advances. Each acceptance by the Borrower of an advance under the Loan shall constitute a representation by the Borrower that the foregoing conditions in Sections 8.1.1, 8.1.2, and 8.1.3 have been satisfied.

                  8.2 Audits. The Agent shall have the right to audit the Borrower's operations and the Collateral from time to time at the Borrower's expense and the Agent shall be entitled to condition advances on the Loans on the satisfactory results of such audits. Until a default or Event of Default shall occur, the Agent shall conduct such audits no more frequently than twice each year.

                  8.3 Fair Lending Review. At the direction of the Agent, the Agent's counsel shall be entitled to conduct a fair lending review of the Collateral at the Borrower's expense at least once each year.

         9. EVENTS OF DEFAULT.

         Each of the following events shall constitute an "Event of Default" hereunder:

                  9.1 Payment Default. The Borrower shall default in making any payment of principal, interest or other charges when the same shall become due under the Notes or the Loan Documents; provided that with respect to regularly scheduled payments of principal and interest on the Notes (and not with respect to any payments after demand by the Agent or the Lenders or any payments due on the Maturity Date) (a) upon nonpayment caused by matters out of Borrower's control, such as the failure to act by a third party or the failure to complete a wire transfer of funds, the Borrower shall make such payment within two business days after telephone notice from the Agent of such nonpayment, (b) interest shall continue to accrue on all outstanding amounts until such payment shall be received by the Agent and (c) if, upon receiving notice of such nonpayment from Agent, Borrower shall fail to provide evidence satisfactory to Agent in Agent's sole discretion that such nonpayment is caused by matters out of Borrower's control, the Agent and the Lenders shall be entitled to proceed immediately to exercise their rights and remedies upon nonpayment without waiting for two business days.

                  9.2 Other Default. The Borrower shall default in the performance of any covenant, agreement, term or condition of this Agreement or any other Loan Document, other than as set forth in Section 9.1 above, or in any other subsection of this Section 9 other than this subsection 9.2, within any applicable grace period provided therefor or, if no grace period is provided, and provided (a) the Borrower has not intentionally concealed or negligently failed to report such default to the Agent, and (b) such default is capable of cure by the Borrower, such default shall continue for ten (10) days after the Agent shall give written notice of such default to the Borrower.

                  9.3 Default in Other Obligations. The Borrower shall default in making any payments for borrowed money or in respect of any extension of credit or accommodations under any loan, in each case in connection with indebtedness in excess of $100,000.

                  9.4 Insolvency; Suspension of Business. Commencement of proceedings under any bankruptcy or insolvency law by or against the Borrower or the admission by the Borrower of Borrower's inability to pay its debts as they mature or become due; or the general failure by the Borrower to pay its debts as they mature or become due; or the making of a general assignment for the benefit of creditors by the Borrower; or the suspension of business of the Borrower; or the appointment of a trustee, trust mortgagee, custodian or receiver of all or any portion of the property of the Borrower.

                  9.5 Representations. Any representation or warranty, statement or information under any instrument or agreement constituting or relating to any Collateral or made by the Borrower herein, in the Loan Documents or in any other certificate, statement, information or document delivered to the Agent by, on behalf of or at the request of the Borrower or relating to the Loans shall fail to be true and correct in any material respect when made or furnished.

                  9.6 Adverse Change. Any material adverse change in the business, operations, properties or condition (financial or otherwise) of the Borrower or the Collateral, which, in the opinion of the Agent or the Required Lenders, impairs its security or increases its risk, including, without limitation, if any financial information furnished to the Agent shall indicate any operating loss or total liabilities in excess of total assets, as determined in accordance with generally accepted accounting principles. In the absence of any operating loss or total liabilities in excess of total assets, any adverse change which has less than a 5% one time or annual adverse impact on any of the Borrower's revenues, net profit, net worth or assets shall not be deemed material.

                  9.7 Levy. Commencement of any levy, seizure, attachment or sale upon execution against any Collateral or other proceedings of any nature whereby the Borrower shall or may be deprived of title or right of possession to the Collateral or any part thereof.

                  9.8 Dissolution; Termination. The dissolution or termination of existence of the Borrower.

                  9.9 Failure of Servicer, Lock Box Agent. The Borrower, the Lock Box Agent, or the Servicer shall fail to remit to the Agent any proceeds of any pledged Consumer Loan Collateral or shall fail to perform any of the obligations under the Lock Box Agreement or the Servicing Agreement.

                  9.10 Failure of Association. Any failure by the Borrower, Silverleaf Club or any Association to fund maintenance fees, taxes, reserve, or other payments required for the proper and efficient operation of any Eligible Project or any default by Silverleaf Club or any Association in the observance or performance of Silverleaf Club's or such Association's duties in connection with an Eligible Project.

                  9.11 Uninsured Loss. Any material loss, theft, or damage to the Collateral or any Eligible Project which is not fully covered by insurance and which, in the opinion of the Agent, impairs its security or increases its risk.

                  9.12 Conveyance of Collateral. The conveyance, assignment, sale, pledge, transfer, hypothecation or other disposition (which shall include execution of a contract for sale) of legal or equitable ownership of any part of the Collateral.

         10. REMEDIES UPON DEFAULT.

                  10.1 Remedies Upon Default. If an Event of Default shall occur, the Agent and the Lenders shall not have any obligation to permit any further borrowing hereunder and may declare the Indebtedness, including the Notes, immediately due and payable, without presentment, protest, demand or notice of any kind, all of which are hereby expressly waived by the Borrower; and shall have all rights and remedies of a secured party under the UCC and any other applicable law then in effect; and may pursue any and all remedies provided for hereunder and in any one or more of the Loan Documents or at law or in equity, including, without limitation, the following:

                       10.1.1 Exercise Rights as Secured Party. Exercise all rights of a secured party pursuant to the UCC, or otherwise, with respect to the Collateral.

                  10.1.2 Notices to Maker. Deliver Notices to Maker (which Notices to Maker shall not be delivered in the absence of an Event of Default) and other notices to account debtors and servicers that payments should be made directly to the Agent, record or file assignments of mortgages, complete blank endorsements and take such other actions as the Agent shall deem necessary to exercise rights in the Collateral or assign the Collateral.

                  10.1.3 Pay to Agent. Require the Borrower and the Servicer and the Lock Box Agent to pay over to the Agent all sums collected with respect to the Collateral, to be applied in the Agent's sole discretion to such costs and expenses as the Agent shall determine.

                  10.1.4 Notices. Require the Borrower to give notice to account debtors and servicers that payment should be made directly to the Agent.

                  10.1.5 Assemble Collateral. Require the Borrower to assemble Collateral and make it available to the Agent at a place designated by the Agent which is reasonably convenient.

                  10.1.6 Deficiency; Notice. If in the event of the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Agent is legally entitled, the Borrower shall be liable for the deficiency and the reasonable fees of any agents and attorneys employed by the Agent to collect such deficiency. The Borrower agrees that if any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if deposited in the mails, first class postage prepaid, addressed as provided in
Section 12.9 of this Agreement and at least ten (10) days before such intended disposition.

                  10.1.7 Set Off. Set off and apply against any Indebtedness any indebtedness owing from the Agent or the Lenders to the Borrower at any time and from time to time either before or after maturity and without demand upon or notice to anyone.

                  10.1.8 Actions with Respect to Timeshare Loans. The Agent may take any of the following actions, in its name or the name of the Borrower, as the Agent may determine, without notice to the Borrower and at the Borrower's expense:

                          10.1.8.1 Verify the validity and amount of or any
other matter relating to the Consumer Loan Collateral, by mail, telephone, telegraph or otherwise.

                          10.1.8.2 Direct all consumer borrowers to make payment
directly to the Agent or a person designated by the Agent and forward invoices directly to such borrowers;

                          10.1.8.3 Take control in any manner of any cash or
non-cash items of payment or proceeds of the Consumer Loan Collateral;

                          10.1.8.4 Enforce payment of and collect any of the
Consumer Loan Collateral, by legal proceedings or otherwise, and for such purpose, the Agent may:

                                   (i) Demand payment of any such loans or
direct any borrower to make payment directly to the Agent;

                                   (ii) Receive and collect all monies due or to
become due with respect to such loans;

                                   (iii) Settle, adjust, compromise, extend,
renew, discharge or release any of such loans;

                                   (iv) Sell or assign any of such loans on such
terms, for such amount and at such times as the Agent deems advisable;

                                   (v) Prepare, file and sign the Borrower's
name on any proof of claim or similar document in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any of such loans;

                                   (vi) Endorse the name of the Borrower upon
any documents, instruments or similar documents or agreements relating to such loans or upon any checks or other media of payment that may come into the Agent's possession; or

                                   (viii) Take all other actions necessary or
desirable to protect the Agent's interest in such loans.

         No remedy conferred upon or reserved to the Agent or the Lenders in the Loan Documents is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or in any other Loan Document or now or hereafter existing at law or in equity or by statute and the exercise of any remedy or remedies shall not be an election of the remedies. The remedies and rights of the Agent and the Lenders may be exercised concurrently, alone or in any combination. The inclusion of Events of Default in this Agreement and the occurrence or non-occurrence of an Event of Default shall in no manner restrict the Agent's or the Lender's ability to demand amounts due pursuant to any demand obligation. The proceeds from any Collateral shall be applied to repay the Loans and all obligations pursuant to this Agreement and then to any other Indebtedness.

                  10.2 Cooperation of Borrower. The Borrower shall cooperate with the Agent and the Lenders in effectuating the purposes hereof notwithstanding any unanticipated inability of the Borrower to pay the Notes or otherwise perform the obligations of this Agreement or any other Loan Document.

                  10.3 Payment of Costs. The Borrower shall pay all of the costs and expenses incurred by the Agent and the Lenders (including reasonable attorney's fees) in (1) enforcing the Loan Documents, (2) resorting to the Collateral, (3) the care, processing and preservation of the Collateral, and (4) collecting the outstanding balance of principal, interest and delinquent charges under the Notes. All such costs and expenses shall be deemed additional principal due under the Notes and may be deducted from the proceeds of disposition of the Collateral, or any other security interests held by the Agent or the Lenders. The Agent and the Lenders may apply any or all of the proceeds of disposition of the Collateral to the payment or reduction of the Notes in such amounts as the Agent and the Lenders may, in their sole discretion, determine even if that portion of the Notes shall be contingent and unmatured; and in the case of any deficiency the Borrower shall remain liable therefor.

                  10.4 Preservation; Notice. The Agent shall have no obligation to take, and Borrower shall have the responsibility for taking, any and all steps to preserve rights against any and all prior parties to any instrument of chattel paper whether in the Borrower's possession or in the Agent's possession. The Borrower waives protest of any instrument constituting Collateral at any time held by the Agent on which the Borrower is in any way liable and waives notice of any other action taken by the Agent. The Borrower shall have the responsibility for notifying the Agent in writing that it wishes to take advantage of any redemption, conversion or other similar right with respect to any Collateral held by the Agent.

                  10.5 Right to Possession. After an Event of Default, the Agent shall have the right at all times to the immediate possession of all Collateral and its products and proceeds, and in its sole discretion may operate and use the Collateral, complete work in process, or sell the Collateral without being liable to the Borrower on account of any losses, damage, or depreciation that may occur as a result thereof. Unless otherwise provided by law, the Agent may at all times, at the expense of the Borrower, enter upon any premises on which Collateral may be situated and remove any Collateral to such other places as the Agent determines. Unless otherwise provided by law, the Agent and the Lenders may at any time transfer any Collateral into their own name or that of their nominee and receive the income thereon and hold the same, as security for liabilities or apply it to principal or interest due on the Indebtedness.

         11. THE AGENT.

                  11.1 Appointment. Each Lender hereby irrevocably appoints BankBoston, N.A. as its agent under and for the purposes of this Agreement, the Notes and each other Loan Document, and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The grant of particular powers and authority to the Agent in some circumstances and to the Agent and Lenders in others in this Agreement and in other Loan Documents shall not be deemed to limit the power and authority of the Agent or any Lender in any instance.

                  11.2 Collateral. Each Lender hereby authorizes the Agent to hold and exercise control of the Collateral and to exercise discretion with regard to the acceptance of Collateral and inclusion of Collateral in the Receivables Loan Borrowing Base from time to time. As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent shall be a "representative" of the Lenders, as that term is defined in Article 1 of the UCC, for purposes of actions for the benefit of the Lenders and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Each Lender hereby authorizes the Agent to be designated as "secured party", "mortgagee" or the like on all financing statements, mortgages and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust intended to secure the payment or performance of any of the Indebtedness, all for the pro-rata benefit of the Lenders and the Agent. Notwithstanding the delegation to the Agent of control over the Collateral, each Lender shall be entitled to review Collateral and the Agent's files with respect to Collateral from time to time upon reasonable prior notice to the Agent, and the Agent shall cooperate with each Lender in each such review.

                  11.3 Independent Contractor. The relationship between the Agent and each of the Lenders is that of an independent contractor. The duties of the Agent shall be mechanical and administrative in nature and the Agent shall have no duties or responsibilities except those expressly set forth herein. As to any matters not expressly provided for by the Loan and Security Agreement or other Loan Documents, the Agent shall not be required to exercise any discretion or take any action. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Lenders. Nothing contained in this Agreement nor the other Loan Documents shall be construed to create a trust or other fiduciary relationship between the Agent and any of the Lenders. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under the Loan and Security Agreement and the other Loan Documents. The Agent may utilize the services of such persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such persons shall be paid by the Borrowers.

                  11.4 Consent of Lenders. The Agent shall take such actions as it shall deem necessary from time to time without instructions or consent of the Lenders.

                       11.4.1 Actions Requiring Consent. Notwithstanding any grant of authority to the Agent hereunder, the following actions by the Agent shall require the consent of the Required Lenders:

                              11.4.1.1 A waiver of any of the covenants set
forth in Section 7 herein;

                              11.4.1.2 A declaration of an Event of Default
hereunder;

                              11.4.1.3 A demand for payment of all Indebtedness;
or

                              11.4.1.4 The commencement of any actions to
exercise rights to sell Collateral (except for any rights to set-off, which each Lender shall be entitled to exercise independently).

                       11.4.2 Instructions of Lenders. Except for actions described in Section 12.12 herein, the Agent shall be required to act or to refrain from acting upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

                  11.5 Liability of Agent. In the administration of the Loans and the custody of the Collateral, the Agent shall exercise the same standard of care as it exercises in connection with loans where it is the sole lender. Except as provided in the previous sentence of this Section, neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document in the absence of its or their own gross negligence or willful misconduct. Without limiting the foregoing, the
Agent: (1) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (2) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by the Agent and shall not be liable for any action taken or omitted to be taken in good faith by the Agent in accordance with the advice of such counsel, accountants, or experts; (3) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement; (4) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement on the part of the Borrower, or to inspect the property (including the books and records) of the Borrower, and any such inquiry or inspection shall not obligate the Agent to make any further inquiry or inspection; (5) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, perfection, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant thereto; (6) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telegram, telex, or facsimile transmission) believed by the Agent in good faith to be genuine and signed or sent by the proper party or parties and (7) shall be liable only for Lender's actual and consequential damages, and shall not be liable for any punitive, special or other damages. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) and holds harmless the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees and expenses, and as to which the Agent is not reimbursed by the Borrower; provided that (1) no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's failure to exercise the same standard of care as it exercises in connection with loans where it is the sole lender, gross negligence or willful misconduct, and
(2) any liability of a Lender to the Agent shall be only for actual or consequential damages, and shall exclude punitive, special or other damages. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless the Agent is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. Without limitation of the foregoing, each Lender shall reimburse the Agent (to the extent not reimbursed by Borrower) promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of rights or responsibilities under this Agreement or any Loan Documents.

                  11.6 Successor.

                       11.6.1 The Agent may resign as such at any time upon at least 30 days' prior notice to Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $5,000,000,000.

                       11.6.2 Upon 30 days prior notice to the Agent, the Required Lenders shall be entitled to appoint a replacement Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any state thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $5,000,000,000.

                       11.6.3 Any Lender shall be entitled to remove the Agent as agent and appoint a replacement Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any state thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $5,000,000,000, upon 30 days' prior notice to the Agent after the occurrence of one of the following (unless cured within the 30 day period):

                              11.6.3.1 A material uncured default by the Agent
in the performance of its duties;

                              11.6.3.2 The failure of the Agent, as Lender, to
advance its pro-rate share of the Loans; or

                              11.6.3.3 the appointment of a receiver for the
Agent or the assumption of the Agent's operations by any federal regulatory agency with jurisdiction over the Agent.

                       11.6.4 Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent and Borrower shall deliver to such Successor Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or replacement hereunder as the Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

                  11.7 Loans by BankBoston and Lenders. BankBoston, N.A. shall have the same rights and powers with respect to (x) the Loans made by it, and
(y) the Notes held by it as any other Lender and may exercise the same as if it were not the Agent. BankBoston, N.A. may accept deposits from, lend money to, and generally engage in any kind of business with Borrower or any subsidiary or affiliate of the Borrower as if BankBoston, N.A, were not the Agent hereunder. Each Lender other than BankBoston, N.A. shall not be entitled to accept deposits from, lend money to, or generally engage in any banking business with Borrower or any Subsidiary or affiliate of Borrower independently of the Loans unless such banking or lending services shall not be offered by BankBoston, N.A. to its commercial clients.

                  11.8 Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigation as such Lender has deemed appropriate, made its own credit decision to make the Loans. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

                  11.9 Copies, etc. The Agent has forwarded each Lender copies of material provided by the Borrower prior to the date hereof. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower), and the Agent shall deliver to each Lender within 10 days of receipt copies of audit reports, Financial Statements reports delivered pursuant to Sections 6.1.8, 6.1.9, 6.1.10, and 6.1.11, and other documents (excluding the Collateral) provided by the Borrower. The Agent will distribute to each Lender from time to time as requested by each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to Lenders by the Agent in accordance with the terms of this Agreement. Except for notices, reports, and other documents and information expressly required to be furnished to Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the possession of the Agent or any of its affiliates.

                  11.10 Payments. A payment by the Borrower to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent shall distribute to each Lender on a schedule to be determined by the Agent and the Lenders from time to time such Lender's pro rata share of payments received by the Agent for the account of the Lenders, after payment of all fees and expenses of the Agent (including, without limitation, any fees in connection with the Borrower's Account or relating to custody of the Collateral)and except as otherwise expressly provided herein or in any of the other Loan Documents. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve the Agent in liability, the Agent may refrain from making distribution until the Agent's right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such persons as shall be determined by such court.

                  11.11 Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Notes held by it in excess of its Lender's Percentage of payment on account of all of the Notes, such Lender shall distribute the excess payment ratably to each of the other Lenders, provided, however, that if all or any portion of such excess payment is thereafter recovered by the Borrower from the Lender making such a distribution, such distribution to each other Lender shall be rescinded and each such other Lender shall repay to the distributing Lender its ratable share of the distribution.

                  11.12 Delinquent Lenders. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 11.11 with respect to making dispositions and arrangements with the other Lenders where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of their respective pro rata shares of all outstanding Loans. Each Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assignment payments to all outstanding Loans of the nondelinquent Lenders, the Lender's respective pro rata shares of all outstanding Loans to have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

                  11.13 Notification of Defaults and Events of Default. Each Lender hereby agrees that, upon learning of the existence of a default or Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 11.13 it shall promptly notify the other Lenders of the existence of such default or Event of Default.

                  11.14 Sharing of Expenses. If and to the extent that the Borrower shall not have paid to the Agent any of the Agent's reasonable costs and expenses (including reasonable attorneys' fees and costs) in connection with the Loan, each Lender shall pay to the Agent its pro-rata share of such costs and expenses.

                  11.15 Responses to Requests for Consent. Each Lender shall respond promptly to any request by the Agent for any consent hereunder, and any request for consent for which the Agent shall not receive a response within ten business days shall be deemed consented to.

         12.  MISCELLANEOUS.

                  12.1 Power of Attorney. The Borrower hereby appoints and irrevocably designates the Agent, its agents, representatives and designees as agents and attorneys-in-fact for the Borrower, granting unto said attorneys full power to do all things and acts necessary to implement and fully execute any power or rights granted to the Agent under this Agreement, including the right to give written notice, at any time, to such office and officials at the United States Post Office to effect such change of address so that all mail addressed to such Borrower may be delivered directly to the Agent, and the right to execute trust receipts, conditional sale contracts or other title retention or security instruments. Absent a default or Event of Default, the Agent shall not give any notice to effect a change of address.

                  12.2 Indemnity. The Borrower hereby indemnifies and holds the Agent and the Lenders and all participants, their successors, assigns, shareholders, officers, directors and agents harmless from and against all liability, loss, damage and expense (including reasonable attorney's fees) which the Agent or the Lenders may or shall incur related in any way to (a) this Agreement or any of the Loan Documents (including, without limitation, any claim for a commission or fee in connection with any Loan Documents), or any actions taken in good faith hereunder or thereunder, or (b) any act or omission of the Borrower or any of its respective employees, contractors or agents, (c) any violation of or noncompliance by the Borrower with any Requirements, (d) the breach by the Borrower of any covenant, warranty, term or provision of this Agreement or any Loan Document, (e) any misrepresentation by the Borrower in respect of any aspect of the transactions contemplated by this Agreement or (f) each Eligible Project and the operator of the Borrower's business. Borrower's obligations under this Section shall survive termination of this Agreement and repayment of the Loans.

                  12.3 Expenses. The Borrower shall pay all costs and expenses incurred by the Agent and the Lenders in connection with the preparation, execution, delivery, filing and administration of the Loans and any Loan Documents including, but not limited to, reasonable fees of Agent's counsel and any local counsel retained by them, with respect to the Loans and with respect to advising the Agent and the Lenders as to their rights and responsibilities under the Loan Documents, all reasonable costs and expenses in connection with protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, in connection with enforcement of the Loan Documents, title insurance premiums, survey and site assessment costs, appraisal fees, brokerage fees or commissions, mortgage and financing statements recording and filing fees and any other expenses whether incurred before or after the closing of the Loans. The Borrower shall hold the Agent and the Lenders harmless from any liabilities with respect to or resulting from any delay in paying or omission to pay such fees and expenses.

         If the Borrower shall fail to maintain the insurance required by
Section 6.4, or pay the taxes, assessments, charges or claims referred to in
Section 6.3 hereof, or fail to perform any of its obligations hereunder, the Agent, at its option, may maintain such insurance or pay such taxes, assessments, charges or claims or perform any or all such obligations and the Borrower shall pay on demand any premiums, taxes, assessments, charges or claims so paid by the Agent or expenses incurred by the Agent or such amounts shall be deemed additional indebtedness due under the Notes, in the Agent's sole discretion.

         The Agent shall be entitled, at the Borrower's sole cost and expense, to obtain appraisals of the Collateral, from time to time. Prior to a default or Event of Default, the Agent shall not perform such appraisals at the Borrower's expense more frequently than twice during the original term of the Loans.

         All references to attorneys in the Loan Documents shall include, without limitation, the Agent's in-house counsel. The Borrower shall not incur any expenses for the Agent's in-house counsel in connection with the initial preparation of Loan Documents and closing of the Loans.

                  12.4 Further Assurances. The Borrower shall, at the Borrower's cost and expense, upon request of the Agent or the Lenders, duly execute and deliver, or cause to be duly executed and delivered, to the Agent or the Lenders such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of the Agent or the Lenders to carry out more effectually the provisions and purposes of the Loan Documents.

                  12.5 Severability. If any provision of any Loan Document is deemed by any court having jurisdiction thereon invalid or unenforceable, the balance of that Loan Document shall remain in effect; if any provision of that Loan Document is deemed by any such court to be unenforceable because such provision is too broad in scope such provisions thereafter shall be read to be consistent with such Court's decision to make it enforceable; and if any provision is deemed inapplicable by any such Court to any person or circumstance it shall nevertheless be construed to apply to all other persons and circumstance.

                  12.6 Governing Law; Effect. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the substantive law of the Commonwealth of Massachusetts, without giving effect to the conflicts or choice of law provisions of Massachusetts or any other jurisdiction, and shall have the effect of a sealed instrument. In any interpretation of the provisions of this Agreement or any Loan Document, any principle of construction which interprets agreements against the draftsmen shall be disregarded.

                  12.7 Sale and Transfer of Loans and Note; Participations in Loans and Note. Each Lender may assign, or sell participations in, its Loans to one or more other persons in accordance with this Section 12.7.

                       12.7.1 Assignments. Any Lender, (a) with the written consent of (i) the Agent and (ii), in the absence of an Event of Default, the Borrower (which consents shall not be unreasonably withheld) may at any time assign and delegate to one or more commercial banks or other financial institutions, and (b) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its affiliates or to any other Lender (each person described in either of the foregoing clauses as being the person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's Individual Commitment and outstanding Loans (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans) in a minimum aggregate amount of $5,000,000; provided, that any such Assignee Lender will comply, if applicable, with the provisions of this Agreement and all other Loan Documents. The Borrower, each other Lender and the Agent shall be entitled to continue to deal solely and directly with the assigning Lender in connection with the interests so assigned and delegated to a Assignee Lender until (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to the Assignee Lender, shall have been given to the Borrower and the Agent by the assigning Lender and the Assignee Lender, and (d) the Assignee Lender shall have executed and delivered to the Borrower and the Agent such documents as the Agent shall reasonably request to confirm the Assignee Lender's agreement to comply with the terms of the Loan Documents.

         From and after the date that the Agent accepts such Lender as Assignee Lender, (x) the Assignee Lender thereafter shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and
(y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such assignment, shall be released from its obligations hereunder and under the other Loan Documents. Within five business days after its receipt of notice from the Agent of a new Assignee Lender, the Borrower shall, upon delivery to the Borrower of the predecessor Note marked "exchanged", execute and delivered to the Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and, if the assignor Lender has retained an Individual Commitment hereunder, a replacement Note in the principal amount of the Loans retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. Any attempted assignment and delegation not made in accordance with this Section 12.7 shall be null and void.

                       12.7.2 Participations. Any Lender may at any time sell to one or more commercial banks or other persons participating interests in any of the Loans, or other interests of such Lender hereunder; provided, that (a) no participation contemplated in this Section 12.7 shall relieve such Lender from its Individual Commitment or its other obligations hereunder or under any other Loan Documents, (b) such Lender shall remain solely responsible for the performance of its obligations hereunder, and (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Loan and Security Agreement and each of the other Loan Documents.

                       12.7.3 Federal Reserve Bank. Notwithstanding the foregoing provisions of this Section 12.7, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

                   12.8 Assignment of Loan Agreement by Borrower. Neither this Loan Agreement nor the proceeds of the Loans shall be assignable by the Borrower without the prior written consent of all Lenders, and any attempted assignment without the Lenders' prior written consent shall, after closing, create a default in the Loans.

                   12.9 Notices. Any demand upon or notice to the Borrower hereunder shall be effective when delivered by hand or when properly deposited in the mails postage prepaid, or sent by telex, answerback received, or electronic facsimile transmission, receipt acknowledged, or delivered to a telegraph company or overnight courier, in each case addressed to the Borrower at the address shown below or as it appears on the books and records of the Agent. Demands or notices addressed to any other address at which the Agent customarily communicates with the Borrower also shall be effective. Any notice by the Borrower to the Agent shall be given as aforesaid, addressed to the Agent at the address shown below or such other address as the Agent may advise the Borrower in writing.

         The Agent or BankBoston, N.A.:

                           BankBoston, N.A.
                           15 Westminster Street
                           Providence, RI 0290399
                           Attention: Thomas Morris
                           Telecopier: 401-278-7952

         Copy to:          Steven Taylor Smith, Esquire
                           Cain, Hibbard, Myers & Cook
                           66 West Street
                           Pittsfield, MA 01201
                           Telecopier: 413-443-7964

         Liberty Bank:     315 Main Street
                           Box 2700
                           Middletown, CT 06457
                           Attn: Mark Rauniker
                           Telecopier:860-343-7439

         With a copy to:

                           Anthony J. Krol, Esquire
                           Klett, Lieber, Rooney & Schorling
                           12th Floor - Two Logan Square
                           Philadelphia, PA 19103-2576
                           Telecopier: 215-567-2737

         Borrower:         Silverleaf Resorts, Inc.
                           1221 Riverbend, Suite 120
                           Dallas, Texas 75247
                           Attn: Robert Mead
                           Telecopier: 214-905-0514

         Copy to:          George R. Bedell, Esquire
                           Meadows, Owens, Collier, Reed,
                           Cousins & Blau, LLP
                           3700 Nationsbank Plaza
                           901 Main Street
                           Dallas, TX 75202-3792
                           Telecopier: 214-747-3732

                   12.10 Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns and all other subsequent holders of the Notes.

                   12.11 Entire Agreement. The Agreement and the other documents referred to herein contain a complete statement of the undertakings between the parties with respect to its subject matter, and supersedes all prior agreements and undertakings. There are no representations not set forth in this Loan and Security Agreement (including the Exhibits and Schedules attached hereto) or the other Loan Documents which have been relied upon by the parties.

                   12.12 Modification. No modification, rescission, waiver, release or amendment of any provision of the Loan Documents, shall be effective unless made in writing and signed by a duly authorized officer of the Agent and the Required Lenders and the same shall then be effective only for the period and on the conditions and for the specific purposes specified in such writing, it being expressly understood by the parties hereto that no such amendment, modification or waiver which would:

                       12.12.1 modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                       12.12.2 modify this Section 12.12, change the definition of "Required Lenders", reduce any fees, or release any substantial amount of collateral security, except as otherwise specifically provided in any Loan Document, shall be made without the consent of each Lender;

                       12.12.3 increase the amount of the Total Commitment or any Individual Commitment, or extend the Maturity Date of, or extend the due date for or reduce the amount of any scheduled repayment or prepayment of principal of or interest on the Loans (or reduce the principal amount of or rate of interest on the Loans) shall be made without the consent of the holder of that Note evidencing such Loan; or

                       12.12.4 affect adversely the interests, rights or obligations of the Agent shall be made without the consent of the Agent and each Lender.

                 12.13 Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

                 12.14 Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

                 12.15 Waiver of Rights of the Agent. Neither the failure of the Agent to exercise, nor the delay of the Agent in exercising any right, power, or privilege under this Agreement or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise or any right, power or privilege preclude any other or further exercise of any other right, power or privilege.

                 12.16 Agreement not Intended as Partnership or Agency. The parties expressly disclaim any intention to create a partnership or joint venture pertaining to the subject matter of this Agreement. The parties intend that their relationship shall be solely that of borrower and lender, whether that relationship is relevant for purposes of the parties' dealings between themselves or with third persons. Neither the Borrower nor the Agent shall be deemed an agent of the other for any purpose.

                 12.17 Survival. This Loan Agreement shall survive the closing of the Loans and each and every one of the obligations and undertakings of the Borrower set forth in this Agreement shall be continuing obligations and undertakings and shall not cease or terminate until the entire outstanding principal amount of the Loans, together with all interest and fees due thereon and any other amounts which may be due pursuant to this Loan Agreement, shall have been paid in full, and until the obligations and undertakings of the Borrower shall have been fully completed and discharged.

                 12.18 Year 2000 Compliance. The Borrower has (i) reviewed the areas within its business and operations which could be adversely affected by failure to become "Year 2000 Compliant": (that is that computer application, imbedded microchips and other systems used by the Borrower will be able to properly recognize and perform date sensitive functions involving certain dates prior to and any date after December 31, 1999); (ii) developed a detailed plan and timetable to become Year 2000 Compliant in a timely manner; and (iii) committed adequate resources to support their Year 2000 plan. Based on such review and plan the Borrower reasonably believes that it will become Year 2000 Compliant on a timely basis except to the extent that a failure to do so will not have a material adverse effect on the Borrower or its operations.

                 12.19 Method of Payment. All payments and prepayments of principal and all payments of interest, fees and other amounts payable hereunder shall be made by the Borrower to the Agent at its head office OR SUCH OTHER PLACE AS THE AGENT MAY FROM TIME TO TIME SPECIFY IN WRITING in immediately available LAWFUL CURRENCY OF THE UNITED STATES OF AMERICA, on or before 11:00 a.m. (Boston, Massachusetts time) on the due date thereof, WITHOUT COUNTERCLAIM OR SETOFF AND FREE AND CLEAR OF, AND WITHOUT ANY DEDUCTION OR WITHHOLDING FOR, ANY TAXES OR OTHER PAYMENTS.

                 12.20 Limitation On Damages. The Borrower agrees that, in any action, suit or proceeding, in respect of or arising out of this Agreement, the Loan Documents or the transactions contemplated hereunder, whether sounding in contract or in tort, each waives to the fullest extent permitted by law, any claim they may have against the Agent or the Lenders for consequential, punitive or special damages.

                 12.21 WAIVER OF JURY TRIAL. THE BORROWER AND THE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF: (A) THIS LOAN AND SECURITY AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION WITH THE LOANS; (B) THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; OR (C) ANY OTHER CLAIM OR DISPUTE HOWEVER ARISING AMONG THE BORROWER, THE LENDERS AND THE AGENT. NONE OF THE BORROWER OR THE LENDERS OR THE AGENT NOR ANY ASSIGNEE OR SUCCESSOR SHALL (1) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF THE FOREGOING OR (2) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BORROWER, THE LENDERS AND THE AGENT, AND THESE PROVISIONS SHALL BE

SUBJECT TO NO EXCEPTIONS. NEITHER THE AGENT, THE LENDERS, NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         Signed and sealed on the date first above written.


WITNESS:                                    SILVERLEAF RESORTS, INC.


                                            By:  /s/ Robert E. Mead
-----------------------------                  ---------------------------------
                                                 Its:  Chief Executive Officer



                                            BANKBOSTON, N.A., as Agent

                                            By:
-----------------------------                  ---------------------------------
                                                   Thomas J. Morris, Director

                                            BANKBOSTON, N.A., as Lender


                                            By:
-----------------------------                  ---------------------------------
                                                   Thomas J. Morris, Director

                                            LIBERTY BANK, as Lender


                                            By:
-----------------------------                  ---------------------------------
                                               Its:




Schedules and Exhibits:

Schedule 1              Name of Lender and Commitment
Schedule 1.3            Authorized Officers
Exhibit 1.6             Form of Borrowing Base Certificate
Schedule 1.19           Eligible Projects
Schedule 1.48           Permitted Encumbrances
Schedule 1.61           Subordinated Debt
Schedule 1.62           Subordinated Shareholder Debt
Schedule 5.3            Subsidiaries
Schedule 5.17           Financing Statements--Filing Locations
Schedule 6.4.6          Specimen Title Insurance Policy of Each Eligible Project
Schedule 6.20           Locations Where Borrower Sells Timeshare Interests